Exhibit 10.5

SEAPORT CENTRE

SEAPORT CENTRE WEST

900 SAGINAW DRIVE

REDWOOD CITY, CALIFORNIA

OFFICE LEASE AGREEMENT

BETWEEN

CA-SEAPORT CENTRE LIMITED PARTNERSHIP, a Delaware Limited Partnership

("LANDLORD")

AND

CARDICA, INC., a Delaware Corporation

("TENANT")

TABLE OF CONTENTS

PAGE

I.	BASIC LEASE INFORMATION	1
II.	LEASE GRANT	5
III.	POSSESSION OF THE PREMISES AND RENT COMMENCEMENT	6
IV.	RENT	7
V.	COMPLIANCE WITH LAWS; USE	14
VI.	SECURITY DEPOSIT	15
VII.	SERVICES	17
VIII.	LEASEHOLD IMPROVEMENTS	18
IX.	REPAIRS, MAINTENANCE AND ALTERATIONS	19
X.	USE OF UTILITY SERVICES BY TENANT	21
XI.	ENTRY BY LANDLORD	22
XII.	ASSIGNMENT AND SUBLETTING	22
XIII.	LIENS	25
XIV.	INDEMNITY AND WAIVER OF CLAIMS	26
XV.	INSURANCE	27
XVI.	SUBROGATION	27
XVII.	CASUALTY DAMAGE	27
XVIII.	CONDEMNATION	29
XIX.	EVENTS OF DEFAULT	30
XX.	REMEDIES	30
XXI.	LIMITATION OF LIABILITY	32
XXII.	NO WAIVER	33
XXIII.	QUIET ENJOYMENT	33
XXIV.	RELOCATION. [INTENTIONALLY OMITTED]	33
XXV.	HOLDING OVER	33
XXVI.	SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE	33
XXVII.	ATTORNEYS' FEES	34
XXIX.	EXCEPTED RIGHTS	35
XXX.	SURRENDER OF PREMISES	35
XXXI.	MISCELLANEOUS	35
XXXII.	ENTIRE AGREEMENT	39

-i-

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of the 25th day of April, 2003, by and between CA-SEAPORT CENTRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and CARDICA, INC., a Delaware corporation (“Tenant”).

I.	Basic Lease Information.
A.	“Building” shall mean the building located at 900 Saginaw Drive, Redwood City, California, and commonly known as 900 Saginaw Drive.
B.

“Buildings of the Campus” shall mean the buildings in Redwood City, California, located at 300 Saginaw Drive, 400 Saginaw Drive, 500 Saginaw Drive, 600 Saginaw Drive, 700 Saginaw Drive, 800 Saginaw Drive and 900 Saginaw Drive. Notwithstanding the foregoing, Landlord and Tenant agree that the definition of Buildings of the Campus may change from time to time in the event Landlord elects to add or remove buildings as more fully described in Section below, in which case Tenant’s Pro Rata Share shall be adjusted as provided in Section I.F below.

C.

“Rentable Square Footage of the Campus” is deemed to be 287,399 square feet. The Rentable Square Footage of the Campus is determined by combining the total building square footages of the Buildings of the Campus.

D.

“Premises” shall mean the area shown on Exhibit A-1 to this Lease. The Premises are located on the first (1st) and second (2nd) floors of the Building and known as suite numbers 100 and 200. The “Rentable Square Footage of the Premises” is deemed to be 31,062 square feet, consisting of 20,708 square feet on the first (1st) floor and known as Suite 100, as more particularly shown on Exhibit A-1 (the “First Floor Premises”), and 10,354 square feet on the second (2nd) floor and known as Suite 200, as more particularly shown on Exhibit A-1 (the “Second Floor Premises”). If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises, Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct and shall not be remeasured. Notwithstanding any limitations on payments of Base Rent for certain portions of the Premises during certain periods of the Term or adjustments to Tenant’s Pro Rata Share as set forth herein, the “Premises” for all other purposes hereunder shall mean the entire Premises effective as of the Delivery Date.

E.	“Base Rent”:

Prior to the Second Floor Rent Commencement Date (as defined in Section III.B below), Base Rent shall be calculated on the First Floor Premises only, as follows:

1.

Months of Term	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
Months 1 – 6	$9.99	$206,872.92	$17,239.41
Months 7 – 24	$13.80	$285,770.40	$23,814.20

Notwithstanding anything in this Section of the Lease to the contrary, so long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of Base Rent in the amount of $17,239.41 per month for 3 consecutive full calendar months of the Term, beginning with the first full calendar month of the Term (the “Base Rent Abatement Period”), in which case the first month’s rent payable pursuant to Section IV.A below shall be applied instead to the first month following the Base Rent Abatement Period. The total amount of Base Rent abated during the Base Rent Abatement Period shall equal $51,718.23 (the “Abated Base Rent”). If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under the Lease, all unamortized Abated Base Rent (i.e. based upon the amortization of the Abated Base Rent in equal monthly amounts during the initial Term, without interest) shall immediately become due and payable. The payment by Tenant of the Abated Base Rent in the event of a default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity, During the Base Rent Abatement Period, only Base Rent shall be abated, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

Following the Second Floor Rent Commencement Date (as defined in Section III.B below), Base Rent shall be calculated on the entire Premises, as follows:

Months of Term	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
Months 25 – 36	$15.00	$465,930.00	$38,827.50
Months 37 – 48	$15.60	$484,567.20	$40,380.60
Months 49 – 60	$16.20	$503,204.40	$41,933.70

F.

“Tenant’s Pro Rata Share” for the Premises (1) for the first six months following the Commencement Date is 5.2192%, (2) for the period commencing on the six month anniversary of the Commencement Date through the day immediately prior to the first day of the twenty-fifth month following the Commencement Date is 7.2053%, and for the period commencing on the first day of the twenty-fifth month following the Commencement Date through the remainder of the Term is 10.8080%. Notwithstanding the foregoing, the parties acknowledge and agree that in the event of Early Occupancy (as defined in Section III.C) of any portion of the Second Floor Premises prior to the Second Floor Rent Commencement Date, Tenant’s Pro Rata Share shall be immediately increased by 0.6959% (in addition to the 5.2192% or 7.2053% set forth above, as applicable), regardless of the number of Rentable Square Feet of the Second Floor Premises that are actually subject to such Early Occupancy, effective as of the first day of such Early Occupancy until the Second Floor Rent Commencement Date, at which time Tenant’s entire Pro Rata Share shall be 10.8080% as set forth above. For example, in the event of Early Occupancy of a portion of the Second Floor

2.

Premises on the date that is 3 months after the Commencement Date, then Tenant’s Pro Rata Share shall be 5.9151% for the 4th through 6th months after the Commencement Date, 7.9012% for the 7th through 23rd month after the Commencement Date, and 10.8080% as of the Second Floor Rent Commencement Date. The parties further acknowledge and agree that notwithstanding the foregoing, in the event of Early Occupancy of the entire Second Floor Premises prior to the Second Floor Rent Commencement Date, Tenant’s Pro Rata Share shall be immediately increased to 10.8080% for the remainder of the Term, effective upon the first day of such Early Occupancy of the entire Second Floor Premises. In no event shall any increase in Tenant’s Pro Rata Share as set forth in this Section I.F affect the Base Rent amounts set forth in Section I.E. above.

Except as expressly modified above in the event of Early Occupancy and for the first six months following the Commencement Date, Tenant’s Pro Rata Share is the sum derived by dividing the Rentable Square Footage of the Premises then subject to Base Rent by the Rentable Square Footage of the Campus and multiplying the resulting quotient by 100. However, notwithstanding the foregoing, if one or more buildings are removed from the group of the Buildings of the Campus, whether as a result of a sale or demolition of the building(s) or otherwise, or if one or more buildings owned by Landlord, now or in the future, are added to the Buildings of the Campus, then the definition of the “Rentable Square Footage of the Campus”, and “Tenant’s Pro Rata Share” with respect to the Premises, shall be appropriately modified or adjusted to reflect the deletion or addition of such buildings.

“Tenant’s Monthly Expense and Tax Payment” is $8,700.00, which is Tenant’s initial Pro Rata Share of the monthly estimated Expenses and monthly estimated Taxes for the Premises for the first six months of the Term (as described above), which is subject to adjustment in connection with increases in Tenant’s Pro Rata Share as described herein (Landlord’s current estimate of the amount of any such adjustment is the equivalent of $0.58 per Rentable Square Foot of the Premises). The foregoing amount is based upon a 95% occupancy rate for the Building, as described in Section IV below.

G.

“Term”: A period of 60 months. The Term shall commence on the date (the “Commencement Date”) that is 120 days after the Delivery Date (as defined in Section III.A below) and, unless terminated early in accordance with this Lease, end on the date that is 60 months after the Commencement Date (the “Termination Date”). Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, the Term shall be deemed automatically extended by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. At Landlord’s option, promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a letter agreement confirming the applicable dates substantially in the form attached as Exhibit C.

3.

H.	Tenant allowance(s): $621,240.00, as more particularly described in the Work Letter attached as Exhibit D hereto (the “Work Letter”).
I.	“Security Deposit”: $500,000.00, in the form of a Letter of Credit as more particularly described in Article VI.
J.	“Guarantor(s)”: As of the date of this Lease, there are no Guarantors.
K.	“Broker(s)”: Cornish & Carey Commercial.
L.	“Permitted Use”: General office use, research and development and manufacturing of medical devices, all as permitted by law.
M.	“Notice Addresses”:

Tenant:

On and after the Commencement Date, notices shall be sent to Tenant at the Premises. Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

Cardica, Inc.

171 Jefferson Drive

Menlo Park, California 94025

Attn: Mr. James Zuegel

Landlord:	With a copy to:
CA-Seaport Centre Limited	Equity Office Properties Trust
Partnership	Two North Riverside Plaza
c/o Equity Office Properties Trust	Suite 2100
725 Saginaw Drive	Chicago, Illinois 60606
Redwood City, California 94063	Attention: Regional Counsel – San Francisco Region

Attention: Property Manager

N.

“Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays”). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

O.	[intentionally Omitted]
P.	“Law(s)” means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.
Q.	[Intentionally Omitted].
R.

“Property” means the Building and the parcel(s) of land on which it is located and the landscaping, the parking facilities and all other improvements owned by Landlord and serving the Building and the tenants thereof and the parcel(s) of land on which they are located.

4.

S.

“Campus means that certain office project commonly known as Seaport Centre West located on the parcel(s) of real estate outlined on Exhibit A-2 attached hereto and incorporated herein, which currently includes the buildings located at 300 Saginaw Drive, 400 Saginaw Drive, 500 Saginaw Drive, 600 Saginaw Drive, 700 Saginaw Drive, 800 Saginaw Drive and 900 Saginaw Drive, the Property and the Exterior Common Areas (defined below), and, at Landlord’s option, the parking facilities serving the Campus, all of which are located in the City of Redwood City, County of San Mateo, State of California. Notwithstanding the foregoing, Landlord and Tenant agree that the definition of the Campus may change from time to time in the event Landlord elects to add or remove buildings or parcels of land to or from the Campus. In such event, the definition of “Campus” shall be deemed to be amended without any further action of the parties herein to reflect such addition or deletion of building(s) or parcels of land to or from the Campus, and Tenants Pro Rata Share shall be adjusted as provided in Section l.F above.

T.

“Exterior Common Areas” mean those areas of the Campus and/or the Property which are not located within the Building or any other building and which are provided and maintained for the use and benefit of Landlord and tenants of the Building and/or the Campus generally and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, any parking garage, artificial lakes, walkways, plaza, roads, driveways, sidewalks, surface parking and landscapes (if any).

U.

“Project” means those certain office and/or retail campuses which collectively are commonly known as Seaport Centre located on the parcel(s) of real estate outlined on Exhibit A-3 attached hereto and incorporated herein, which currently includes the campuses commonly known as Seaport Centre East, Seaport Centre West and the “MetLife Campus”, and the Project Common Areas (defined below), and, at Landlord’s option, the parking facilities serving the Project, all of which are located in the City of Redwood City, County of San Mateo, State of California. Notwithstanding the foregoing, Landlord and Tenant agree that the definition of the Project may change from time to time in the event Landlord elects to add or remove buildings, campuses or parcels of land to or from the Project. In such event, the definition of “Project” shall be deemed to be amended without any further action of the parties herein to reflect such addition or deletion of building(s), campuses or parcels of land to or from the Project.

V.

“Project Common Areas” mean those areas of the Project which are not located within the Campus or any other campus and which are provided and maintained for the use and benefit of landlords and tenants of the Project and/or the Campus generally and the employees, invitees and licensees of the landlords and such tenants, including, without limitation, any island entries to the Project.

II.	Lease Grant.

Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are reasonably designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the “Common Areas”). Tenant also shall have the right to use the

5.

Dish/Antenna and Generator during the Term of the Lease, but only to the extent provided in and expressly subject to the conditions set forth in Sections VI and VII of Exhibit E.

III.	Possession of the Premises and Rent Commencement.
A.

Tenant shall have the right to take possession of the Premises for purposes of performing the Initial Alterations, as described in the Work Letter, and, with respect to the First Floor Premises (and with respect to the Second Floor Premises subject to the provisions of Section III.C below), for performing business operations, on the date immediately following the date of full and final execution and delivery of this Lease and delivery of all prepaid rental and Security Deposits required hereunder (the “Delivery Date”). In the event that the Delivery Date has not occurred on or before May 1, 2003, Tenant shall have the right to terminate this Lease upon written notice to Landlord delivered no later than May 6, 2003, in which event all sums previously paid by Tenant hereunder shall be promptly returned to Tenant and neither party shall have any further liability hereunder. Such possession after the Delivery Date and prior to the Commencement Date shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Base Rent or Additional Rent with respect to the period of time prior to the Commencement Date during which Tenant occupies the Premises for such purposes. Upon Landlord’s request following the Delivery Date, Tenant shall promptly execute and return to Landlord a “Delivery Letter” in substantially the form of the “Commencement Letter” attached as Exhibit C hereto, in which Tenant shall agree to acceptance of the Premises and to the determination of the Delivery Date, in accordance with the terms of this Lease, but Tenant’s failure or refusal to do so shall not negate Tenant’s acceptance of the Premises or affect determination of the Delivery Date.

B.

Subject to Landlord’s obligations under Article V and Section IX.B. and to construct the Demising Wall as set forth in Section III.C below, the Premises are accepted by Tenant in “as is” condition and configuration. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, and that there are no representations or warranties by Landlord regarding the condition of the Premises, the Building, the Campus or the Project. Notwithstanding the foregoing, except to the extent caused by Tenant or any Tenant Related Party, as of the Delivery Date (but expressly excluding the Initial Alterations or any portions of the Premises to the extent such portions are damaged, removed or affected by the Initial Alterations), the base Building electrical, heating, ventilation and air conditioning, mechanical and plumbing systems of the Premises and all currently existing interior improvements shall be in good order and satisfactory condition. If the foregoing are not in good working order as provided above, Landlord shall be responsible for repairing or restoring same at its cost and expense, provided that the foregoing shall not prohibit Landlord from including the cost of routine maintenance and repair of such Building systems in Expenses as otherwise permitted under Article IV hereof.

C.

Tenant shall not commence business operations in any portion of the Second Floor Premises or use any portion of the Second Floor Premises for storage or other significant and persistent Tenant uses (either or both being considered

6.

“Early Occupancy” hereunder) until the twenty-fourth (24th) anniversary of the Commencement Date (the “Second Floor Rent Commencement Date”) without first providing written notice of Tenant’s proposed use to Landlord (“Early Occupancy Notice”). In the event of Early Occupancy of all or a portion of the Second Floor Premises prior to the Second Floor Rent Commencement Date, Tenant shall not be in default hereunder, but, regardless of whether Tenant has complied with its Early Occupancy Notice requirement, Tenant’s Pro Rata Share shall be adjusted accordingly pursuant to Section I.F of the Lease effective as of the first day of such Early Occupancy.

D.

Landlord shall construct a demising wall (“Demising Wall”) demising the Second Floor Premises from the remainder of the second floor within one (1) year following the Commencement Date. In the event of Early Occupancy, Landlord and Tenant agree to cooperate with each other in order to enable the Demising Wall to be constructed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion of the Demising Wall, or inconvenience suffered by Tenant during the construction of the Demising Wall in the event of Early Occupancy, shall not delay the Second Floor Rent Commencement Date, nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under this Lease; provided that Landlord shall diligently pursue completion of the Demising Wall as soon as practicable. Within 15 days following written demand from Landlord and presentment of applicable invoices, Tenant shall reimburse Landlord for fifty percent (50%) of the actual and reasonable cost of the Demising Wall, Tenant’s share thereof not to exceed $10,000.00 (the “Demising Wall Costs”).

IV.	Rent.
A.

Payments. As consideration for this Lease, Tenant shall pay Landlord, without any setoff or deduction, the total amount of Base Rent and Additional Rent due for the Term. “Additional Rent” means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as “Rent”. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first (1st) day of each calendar month without notice or demand, provided that the installment of Base Rent and Tenant’s Monthly Expense and Tax Payment (as defined in Section I.F above) for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to five percent (5%) of the past due Rent, provided that Tenant shall be entitled to a grace period of five (5) Business Days after written notice for the first two (2) late payments of Rent in a given calendar year. If the Term commences on a day other than the first day of a calendar month or

7.

terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant’s Pro Rata Share of Expenses (defined in Section IV.C.) and Taxes (defined in Section IV.D.) for the month shall be prorated based on the number of days in such calendar month. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party’s right to recover the balance or pursue other available remedies. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

B.

Payment of Tenant’s Pro Rata Share of Expenses and Taxes. Tenant shall pay Tenant’s Pro Rata Share of the total amount of Expenses (defined in Section IV.C.) and Taxes (defined in Section IV.D) for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term. On or before the first (1st) day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the total amount of Expenses and Taxes, which initial monthly sum is defined in Section I.F, above as the “Tenant’s Monthly Expense and Tax Payment”. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant’s Monthly Expense and Tax Payment shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Expenses and Taxes for the prior calendar year and Tenant’s Pro Rata Share of the actual amount of Expenses and Taxes for the prior calendar year. Landlord shall use reasonable efforts to furnish the statement of actual Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant within 30 days after expiration of the Term after first deducting the amount of Rent due. If the estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after Its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year.

8.

Tenant’s obligation to pay or reimburse Landlord for any underpayment of Expenses shall expire two (2) years after the and of the calendar year in which such Expenses were incurred. In no event shall Landlord be entitled to a reimbursement from tenants for Expenses and Taxes in excess of 100% of the costs actually paid or incurred by Landlord in any applicable calendar year.

C.

Expenses Defined. “Expenses” means the sum of (a) all direct and indirect costs of operating, maintaining, repairing and managing the Building, the Property and the Campus (including any costs and expenses in connection with operating, maintaining, repairing and managing the Exterior Common Areas), (b) all costs, fees or other amounts payable to any association established for the benefit of the Campus and/or other properties, and (c) all fees payable to the company or association, if applicable, managing the parking areas within the Campus, and (iii) the Building’s, the Property’s, the Campus’ and the Landlord’s allocable percentage of (x) all direct and indirect costs of operating, maintaining, repairing and managing the Project (including any costs and expenses in connection with operating, maintaining, repairing and managing the Project Common Areas located on the Project to the extent such costs and expenses are not specifically allocated to and payable by individual buildings and campuses within the Project), (y) all costs, fees or other amounts payable to any association established for the benefit of the Project and/or other properties, and (z) all fees payable to the company or association, if applicable, managing the parking areas within the Project including, but not limited to:

1.

Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans; provided that if any employee performs services in connection with the Campus and other buildings or projects, costs associated with such employee may be proportionately included in Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Campus.

2.

Management fees, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that in no event shall Landlord, such affiliates or any third party be paid for such services in excess of three percent (3%) of the gross receipts for the Campus.

3.	The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment.
4.

Premiums and deductibles paid by Landlord for insurance, including workers compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office buildings.

9.

5.

Electrical Costs (defined below) and charges for water, gas, steam and sewer, but excluding those charges for which Landlord is reimbursed by tenants. “Electrical Costs” means: (a) charges paid by Landlord for electricity; (b) costs incurred in connection with an energy management program for the Building, the Property, the Campus or the Project; and (c) if and to the extent permitted by Law, a fee for the services provided by Landlord in connection with the selection of utility companies and the negotiation and administration of contracts for electricity, provided that such fee shall not exceed 50% of any savings obtained by Landlord. Electrical Costs shall be adjusted as follows: (i) amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs; (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from Electrical Costs; and (iii) if Tenant is billed directly for the cost of building standard electricity to the Premises as a separate charge in addition to Base Rent, the cost of electricity to individual tenant spaces in the Building shall be deducted from Electrical Costs.

6.

The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made to the Building, Property, Campus or Project which are: (a) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Building, Property, Campus or Project; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Building, Property, Campus or Project, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or 5 years. The amortized cost of capital improvements may, at Landlord’s option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Notwithstanding the foregoing, the portion of the annual amortized costs to be included in Expenses in any calendar year with respect to a capital improvement which is intended to reduce expenses or improve operating efficiency shall equal the lesser of: (a) such annual amortized costs; and (b) the projected annual amortized reduction in expenses for that portion of the amortization period of the capital improvement which falls within the Term (based on the total cost savings for such period, as reasonably estimated by Landlord).

7.

Any fees, costs and expenses relating to operating, managing, owning, repairing and maintaining the parking facilities servicing the Building, the Property, the Campus and the Project, and any fitness center(s), conference center(s), shuttle service(s) or other amenities in the Campus and the Project, but only to the extent such facilities are available to Tenant.

10.

If Landlord incurs Expenses for the Building, the Property, the Campus or the Project together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building, the Property and the Campus and the other buildings, properties or campuses. Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; interest (except as provided above for the amortization of capital improvements); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, including rental abatements and construction allowances, granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building or Campus; fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.D) or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases.

The following items are also excluded from Expenses:

(a)

Repairs or other work occasioned by: (i) fire, windstorm, or other casualty of the type which Landlord has insured (to the extent that Landlord has received insurance proceeds and provided that the amount of any deductible paid by Landlord shall be included in Expenses); or (ii) the exercise of the right of eminent domain (to the extent that such repairs or other work are covered by the proceeds of the award, if any, received by Landlord);

(b)

Rental concessions granted to specific tenants and expenses incurred in renovating or otherwise improving or decorating, painting, or redecorating space for specific tenants or other occupants, other than ordinary repairs and maintenance provided or available to tenants in general;

(c)

Overhead and profit increment paid to subsidiaries or other affiliates of Landlord for services on or to the Premises, Building and/or Campus to the extent only that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience;

(d)	The cost of services that are not available to Tenant under this Lease or for which Tenant reimburses Landlord as a separate charge (other than through Expenses);
(e)	Advertising and promotional expenditures;
(f)

Costs, fines, interest, penalties, legal fees or costs of Litigation incurred due to the late payments of taxes, utility bills and other costs incurred by Landlord’s failure to make such payments when due unless such failure is

11.

due to Landlord’s good faith and reasonable efforts in contesting the amount of such payments;

(g)	Accounting fees to the extent relating to Landlord’s general corporate overhead;
(h)	Any penalties or liquidated damages that Landlord pays to Tenant under this Lease or to any other tenants in any of the Buildings on the Campus under their respective leases;
(i)

Attorney’s fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of any of the Buildings on the Campus or with prospective tenants (other than attorney’s fees, costs and disbursements and other expenses incurred by Landlord in seeking to enforce rules and regulations for any of the Buildings on the Campus);

(j)

Any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials in or about the Building, Campus, Property or Project, except to the extent such removal, cleaning, abatement or remediation is related to the routine repair and maintenance of the Building, Campus, Property or Project, and further provided that this provision shall not limit or affect Tenant’s express obligations with respect to Hazardous Materials and the Generator and Fuel Tank as set forth elsewhere in this Lease; and

(k)

The cost of complying with any Laws in effect (and as enforced) on the Delivery Date, provided that if any portion of the Building that was in compliance with all applicable Laws on the Commencement Date becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof, and further provided that this provision shall not limit or affect Tenant’s express obligations with respect to Hazardous Materials and the Generator and Fuel Tank as set forth elsewhere in this Lease.

If the Buildings of the Campus are not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Buildings of the Campus at any time during a calendar year, Expenses shall be determined as if the Buildings of the Campus had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Buildings of the Campus during that calendar year. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Buildings of the Campus.

D.

Taxes Defined. “Taxes” shall mean: (1) all real estate taxes and other assessments on the Building, the Property, the Campus and the Project, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the

12.

Building’s, the Property’s, the Campus’ and the Project’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Building, Property, Campus and/or Project; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Building, Property, Campus or the Project; and (3) all commercially reasonable costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any federal, state or corporate income, capital levy, franchise, capital stock, gift, estate, transfer or inheritance tax or interest on taxes or penalties resulting from Landlord’s failure to timely pay taxes, unless Landlord is in good faith contesting such taxes, or unless such interest is in connection with a permitted payment of such taxes in installments, as provided below. If an assessment is payable in installments, Taxes for the year shall include that installment amount and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord’s election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord’s election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Tenant shall be responsible for, and shall pay prior to delinquency, taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital taxes, or other charges imposed upon, levied with respect to, or assessed against, its personal property, and its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount properly allocated to Tenant as invoiced to Tenant by Landlord prior to the delinquency of such taxes. In the event that the tenant improvements in the Building which correspond to any initial alterations to the Premises are assessed and taxed separately by the applicable taxing authority, then Tenant shall be liable and shall pay that portion of the Taxes applicable to the value of the initial alterations to the Premises based on the value attributed thereto by the applicable taxing authority to either (a) the applicable taxing authority prior the delinquency of such taxes in the event Tenant is billed directly by such taxing authority, or (b) the Landlord within 30 days after written demand, in the event Landlord is billed directly by the applicable taxing authority.

E.

Net Lease. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Expenses and Taxes and the determination of Tenant’s Monthly Expense and Tax Payment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in this Article IV incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building, Campus and/or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building, Campus and/or Project.

13.

F.

Audit Rights. Tenant may, within 180 days after receiving Landlord’s statement of Expenses, give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Campus, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a licensed CPA firm. Notwithstanding the foregoing, Landlord agrees that Tenant may retain a third party agent to review Landlord’s books and records which is not a CPA firm, so long as the third party agent retained by Tenant shall have expertise in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building and whose, compensation shall in no way be contingent upon or correspond to the financial impact on Tenant resulting from the review. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 180 day period described above, Tenant shall be deemed to have approved Landlord’s statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential, except to the extent required by law, legal process between the parties in connection with Tenant’s audit of Expenses, and provided that such information may be shared by Tenant with Tenant’s lenders, investment brokers, advisors, accountants and attorneys to the extent reasonably necessary for the conduct of Tenant’s business, provided that Tenant shall use commercially reasonable efforts to cause such parties to keep such information confidential, in no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

V.	Compliance with Laws; Use.

The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord’s reasonable opinion, unreasonably

14.

disturbs any other tenants of the Building, the Campus or the Project or interferes with the operation of the Building, the Campus or the Project. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the Common Areas as a result of the use by Tenant or any Tenant Related Party thereof. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Campus. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Campus with any of the above-referenced rules or any other terms or provisions of such tenant’s or occupant’s lease or other contract. Tenant shall comply with all Laws, including the Americans with Disabilities Act and any Laws relating to the use, generation, storage or disposal of Hazardous Materials (hereinafter defined), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. Notwithstanding the foregoing, Landlord, at its sole cost and expense (except to the extent properly included in Expenses), shall be responsible for correcting any violations of Title Ill of the Americans with Disabilities Act or of applicable building or fire codes with respect to the Premises, provided that Landlord’s obligation shall be limited to violations that arise out of the condition of the Premises prior to the Initial Alterations and installation of any furniture, equipment and other personal property of Tenant. Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law, Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans with Disabilities Act other than Title lie the specific nature of Tenant’s business in the Premises (other than general office use), the acts or omissions of Tenant, its agents, employees or contractors, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (including the Initial Alterations) and any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with the ADA. As of the date hereof, Landlord has not received written notice from any governmental agencies that the Building is in violation of Title III of the Americans with Disabilities Act or of applicable building or fire codes. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall comply with the rules and regulations of the Campus attached as Exhibit B and such other reasonable rules and regulations adopted by Landlord from time to time. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall not knowingly discriminate against Tenant in Landlord’s enforcement of the rules and regulations. If there is a conflict between this Lease and any rules and regulations enacted after the date of this Lease, the terms of this Lease shall control. The rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building and/or Campus.

15.

VI.	Security Deposit.
A.

The Security Deposit, if any, shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant’s liability for damages. Landlord may, from time to time, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure (after expiration of any applicable cure period) any uncured default by Tenant. If Landlord uses the Security Deposit, Tenant shall within ten (10) days following written demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 30 days after the later to occur of (1) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (2) the Termination Date; provided that in addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith and reasonable estimate of any unreconciled Expenses and/or Taxes as of the Termination Date or date of surrender, as applicable, and to deduct any anticipated shortfall from the Security Deposit. Such good faith and reasonable estimate shall be final and binding upon Tenant. If Landlord transfers its interest in the Premises, Landlord shall assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for any claims by Tenant for the return of the Security Deposit to the extent such claims arise or accrue after the date of such transfer. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

B.

The Security Deposit shall be in the form of an irrevocable letter of credit (the “Letter of Credit”), which Letter of Credit shall: (a) be in the original amount of $500,000.00; (b) be issued on the form attached hereto as Exhibit H; (c) name Landlord as its beneficiary; and (d) be drawn on an FDIC insured financial institution reasonably satisfactory to the Landlord. Landlord agrees that Silicon Valley Bank shall be deemed a satisfactory financial institution for the purpose of issuing the initial Letter of Credit. The Letter of Credit (and any renewals or replacements thereof) shall be for a term of not less than 1 year. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least 60 days after the Termination Date of the Lease. If Tenant fails to furnish such renewal or replacement at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article VI. Any renewal or replacement of the original or any subsequent Letter of Credit shall meet the requirements for the original Letter of Credit as set forth above, except that such replacement or renewal shall be issued by an FDIC insured financial institution reasonably satisfactory to the Landlord at the time of the issuance thereof.

16.

If Landlord draws on the Letter of Credit as permitted in this Lease or the Letter of Credit, then, within ten (10) days after written demand of Landlord, Tenant shall restore the amount available under the Letter of Credit to its original amount by providing Landlord with an amendment to the Letter of Credit evidencing that the amount available under the Letter of Credit has been restored to its original amount. In the alternative, Tenant may provide Landlord with cash, to be held by Landlord in accordance with this Article, equal to the restoration amount required under the Letter of Credit.

C.

Subject to the remaining terms of this Article VI, Tenant shall have the right to reduce the Security Deposit (i.e. the Letter of Credit) by the amount of the Unused Allowance (as defined in the Work Letter). In addition, but subject to the remaining terms of this Article VI, and provided Tenant has timely paid all Rent due under this Lease during the 12 month period immediately preceding the effective date of any reduction of the Security Deposit, Tenant shall have the right to reduce the amount of the Security Deposit (i.e., the Letter of Credit) on or after the following dates by the following amounts: (i) less $24,000.00, effective as of the first day of the fifteenth (15th) month of the Term; (ii) less an additional $42,000.00, effective as of the first day of the twenty-fifth (25th) month of the Term; (iii) less an additional $42,000.00, effective as of the first day of the thirty-seventh (37th) month of the Term; and (iv) less an additional $42,000.00, effective as of the first day of the forty-ninth (49th) month of the Term. If Tenant is not entitled to reduce the Security Deposit (i.e., the Letter of Credit) as of a particular reduction effective date due to Tenant’s failure to timely pay all Rent during the 12 months prior to that particular reduction effective date, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant timely paid all Rent during the 12 months prior to that particular earlier reduction effective date. Notwithstanding anything to the contrary contained herein, if Tenant has been in default under this Lease at any time prior to the effective date of any reduction of the Security Deposit and Tenant has failed to cure such default within any applicable cure period, then Tenant shall have no further right to reduce the amount of the Security Deposit (i.e. the Letter of Credit) as described herein.

D.	Any reduction in the Letter of Credit shall be accomplished by Tenant providing Landlord with a substitute letter of credit in the reduced amount.
VII.	Services.
A.

Tenant shall (where practicable) contract for and pay directly (at Tenant’s sole cost and expense) when due, all services and utilities to the Premises, including, but not limited to, heating, ventilation and air-conditioning, electricity, water, gas, light, power, trash pick-up, sewer, telephone, sprinkler charges, janitorial and interior Building security services and all other utility services supplied to the Premises, and all taxes and surcharges thereon, together with any maintenance charges related thereto. If any such services are not separately billed or metered to Tenant, Tenant shall pay an equitable proportion, as determined in good faith by Landlord, of all charges billed or metered with other premises. All sums payable under this Article VII shall constitute Additional Rent hereunder. Landlord agrees to maintain and repair the Property as described in Article IX.B. Tenant shall have access to the Building for Tenant and its employees 24 hours

17.

per day/7 days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards.

B.

Any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any other event (a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. Furthermore, in no event shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant’s Property (defined in Article XV), arising out of or in connection with the failure of any security services, personnel or equipment. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

VIII.	Leasehold Improvements.

All improvements to the Premises (collectively, “Leasehold improvements”) shall he owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant to remove, at Tenant’s expense: (1) Cable (defined in Section IX.A) installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building, Campus and/or Project; and (2) any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type. However, it is agreed that Required Removables shall not include any usual office improvements such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, Building standard doors and non-glued down carpeting. The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord, Tenant may remain in the Premises for up to 10 Business Days after the Termination Date for the sole purpose of removing the Required Removables. Tenant’s possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant’s expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable and actual costs incurred by Landlord. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in Section IX.C), may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be

18.

designated as a Required Removable. Within 10 days after receipt of Tenant’s request, Landlord shall advise Tenant in writing as to which portions of the Alteration, if any, will be considered to be Required Removables. Notwithstanding anything herein to the contrary, Tenant shall not be required to remove any of the Initial Alterations as Required Removables, subject, however, to Landlord’s right to identify in writing any specific improvements that Landlord reasonably designates as Required Removables at the time of Landlord’s approval of Tenant’s Plans for the Initial Alterations.

IX.	Repairs, Maintenance and Alterations.
A.

Tenant’s Repair and Maintenance Obligations. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the interior of the Premises in good condition and repair (including the replacement of any applicable improvements and appurtenances when necessary), reasonable wear and tear and damage by casualty (subject to the terms of Article XVII) excepted. Tenant’s repair and replacement obligations include, without limitation, repairs to and replacements of: (1) floor covering; (2) interior partitions; (3) doors (4) interior walls and wall coverings; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building, Campus or Project; (6) private showers and kitchens, including hot water heaters, and similar facilities; (7) mechanical (including HVAC), plumbing fixtures, fire sprinklers, sewer connections (within the Building), wiring, electrical, lighting, and fire, life safety equipment and systems exclusively serving the Premises; (8) windows, glass and plate glass; (9) ceilings; (10) the roof membrane to the extent covering the Premises; (11) skylights, smoke hatches and roof vents (to the extent any exist in the Premises); (12) fixtures and equipment; (13) truck doors, hardware, dock bumpers, dock plates and levelers; (14) floors and floor coverings; and (15) Alterations performed by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section IX.C. below. If Tenant uses rail and if required by the railroad company, Tenant agrees to sign a joint maintenance agreement governing the use of the rail spur, if any. In addition, Tenant shall, at its sole cost and expense, provide janitorial service to the Premises in a manner consistent with other similar projects in the Redwood City, California area. The janitorial service to be provided by Tenant shall include, but not be limited to, the obligation to clean the exterior windows and to keep the interior of the Premises such as the windows, floors, walls, doors, showcases and fixtures clean and neat in appearance and to remove all trash and debris which may be found in or around the Premises. Tenant shall also enter into and keep and maintain in effect, service contracts reasonably acceptable to Landlord for regularly scheduled preventative maintenance with contractors reasonably acceptable to Landlord for the maintenance of those systems exclusively servicing the Premises which Tenant is required to maintain hereunder, including, without limitation, the HVAC, electrical and life safety systems exclusively serving the Premises. Such service contracts must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within 30 days after the Commencement Date. Without limiting the foregoing, Tenant shall, at Tenant’s sole cost and expense,

19.

(a) immediately replace all broken glass in the Premises with glass equal to or in excess of the specification and quality of the original glass; and (b) subject to Section XVI, repair any damage caused by Tenant, Tenant’s agents, employees, invitees, visitors, subtenants or contractors. If Tenant fails to make any repairs or replacements to the Premises or fails to perform the required janitorial work in the Premises at the level required or fails to enter into a service contract required herein for more than 15 days after written notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs or replacements, perform the janitorial work or enter into a service contract on behalf of Tenant, as the case may be, and Tenant shall pay the reasonable cost thereof to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 3% of the cast of the work performed. Notwithstanding the foregoing, if the repair to be performed by Tenant cannot reasonably be completed within 15 days after Landlord’s written notice to Tenant, Landlord shall not exercise its right to make such repair on Tenant’s behalf so long as Tenant commences such repair within 15 days after written notice from Landlord and is diligently pursuing the same to completion. Tenant shall maintain written records of maintenance and repairs and shall use certified technicians to perform any such maintenance and repairs. Nothing herein shall expressly or by implication render Tenant Landlord’s agent or contractor to effect any repairs or maintenance required of Tenant under this Article IX.A., as to all of which Tenant shall be solely responsible.

B.

Landlord’s Repair Obligation. Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) the structural elements of the Building, including, without limitation, the columns, footings, structural floor, interior load bearing and exterior walls; (2) Common Areas; (3) the roof of the Building, including roof screens and roof screen penetrators, but excluding the roof membrane; and (4) elevators (if any) serving the Building. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible. Tenant shall pay Tenant’s Pro Rata Share of such repair and maintenance costs incurred by Landlord to the extent such costs are properly included in Expenses. The term “exterior walls” as used herein shall not include windows, glass or plate glass, doors, dock bumpers or dock plates, special store fronts or office entries, Subject to Section XVI, any damage caused by or repairs necessitated by any negligence or act of Tenant or any Tenant Related Party (as defined in Article XIV below) may be repaired by Landlord at Landlord’s option and Tenant’s expense. Tenant shall promptly give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building, the Campus or the Project, or to fixtures, appurtenances or equipment in the Building, except as provided in Section VII.B and Article XVII. Tenant hereby waives any and all rights under and benefits of subsection 1 of

20.

Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

C.

Alterations. Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building, the Campus or the Project (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building, the Campus or the Project; and (4) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Section IX.C. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord (provided that no such security shall be required for Alterations costing less than $50,000.00). Changes to the plans and specifications must also be submitted to Landlord for its approval, which shall not be unreasonably withheld, conditioned or delayed. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building and the Campus. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building, the Campus and the Project and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, the Campus and the Project, shall have the right to designate the reasonable time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for reasonable and actual sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to 3% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish “as-built” plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien in recordable form, and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord’s approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant’s use. At least 10 Business Days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

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X.	Use of Utility Services by Tenant.
A.

Electricity, gas, water and other utility services used by Tenant in the Premises shall be paid for by Tenant through inclusion in Expenses (except as provided in Section X.B. for excess usage). Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. Landlord shall be entitled to receive a fee (if permitted by Law) for the selection of utility companies and the negotiation and administration of contracts for electricity, provided that the amount of such fee shall not exceed 10% of any savings obtained by Landlord.

B.

Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, or overall load, that which Landlord deems to be standard for the Building. If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), and reasonable and actual installation and maintenance costs shall be paid by Tenant. Landlord shall have the right to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.

XI.	Entry by Landlord.

Landlord, its agents, contractors and representatives may enter the Premises to inspect or (during the last nine (9) months of the Term) to show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, the Campus or the Project, including other tenants’ premises. Except in emergencies or to provide janitorial or maintenance services (if Landlord so elects in accordance with Article IX.A above) and other regularly scheduled Services after normal business hours, Landlord shall provide Tenant with reasonable prior notice (at least 24 hours, except in connection with showing of the Premises to prospective tenants during the last 9 months of the Term) of entry into the Premises, which may be given orally. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after normal business hours. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts not to unreasonably interfere with the conduct of the business of Tenant in the Premises.

22.

XII.	Assignment and Subletting.
A.

Except in connection with a Permitted Transfer (defined in Section XII.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not elect to exercise its termination rights under Section XII.B below. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld, conditioned or delayed if: (1) the proposed transferee’s financial condition does not meet the criteria Landlord uses to select Building and Campus tenants having similar leasehold obligations, provided, with respect to a subtenant, Landlord shall apply a standard of whether the proposed subtenant is financially able to meet its sublease obligations, including its obligation to pay rent under the sublease, as they become due; (2) the proposed transferee’s business is not suitable for the Building, the Campus or the Project considering the business of the other tenants and the prestige of the Building, the Campus and the Project, or would result in a violation of another tenant’s rights; (3) the proposed transferee is a governmental agency or occupant of the Building or the Campus; (4) Tenant is in default after the expiration of the notice and cure periods in this Lease; or (5) any portion of the Premises, the Building, the Campus or the Project would likely become subject to additional or different Laws as a consequence of the proposed Transfer. Notwithstanding the above, Landlord will not withhold its consent solely because the proposed transferee is an occupant of the Building or Campus if Landlord does not have space available for lease in the Building or Campus that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available an any floor of the Building or another building in the Campus that is approximately the same size as the space Tenant desires to Transfer within 6 months of the proposed commencement of the proposed sublease or assignment. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant’s sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee. Any attempted Transfer in violation of this Article shall, at Landlord’s option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

B.

As part of its request for Landlord’s consent to a Transfer (other than a Permitted Transfer), Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within 10 Business Days of its receipt of the required information and documentation,

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either: (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or (2) exercise its right to terminate this Lease with respect to the entire Premises, if Tenant is proposing to assign the Lease, or with respect to the portion of the Premises that Tenant is proposing to sublet if the proposed sublease term, with or without renewal options relating thereto, is to expire during the last 12 months of the Term of the Lease and would result in 50% or more of the Tenant’s Premises being subject to sublease. Any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. If Landlord fails to respond to any request for consent within the 10 Business Day period set forth above, Tenant shall have the right to provide Landlord with a second request for consent. Tenant’s second request for consent must specifically state that Landlord’s failure to respond within a period of 10 days shall be deemed to be an approval by Landlord. If Landlord’s failure to respond continues for 10 days after its receipt of the second request for consent, the Transfer for which Tenant has requested consent shall be deemed to have been approved by Landlord. Tenant shall pay Landlord a review fee of $1,250.00 for Landlord’s review of any Permitted Transfer or requested Transfer, provided if Landlord’s actual reasonable costs and expenses (including reasonable attorney’s fees) exceed $1,250.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee (not to exceed $2,500.00, unless Landlord’s actual and reasonable costs exceed such amount as the direct result of Tenant’s or transferee’s request for material changes to Landlord’s standard form of consent or if this Lease needs to be amended as a result thereof).

C.

Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord’s share of any excess within 30 days after Tenant’s receipt of such excess consideration. Tenant may deduct from the excess alt reasonable and customary expenses directly incurred by Tenant attributable to the Transfer (other than Landlord’s review fee), including brokerage fees, legal fees and construction costs. If Tenant is in Monetary Default (defined in Section XIX.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord’s share of any excess). Notwithstanding anything in the foregoing to the contrary, in the event that Tenant Transfers any portion of the Second Floor Premises (other than pursuant to a Permitted Transfer) prior to the Second Floor Rent Commencement Date, during any part of the term of such Transfer that is prior to the Second Floor Rent Commencement Date, Tenant shall pay Landlord 100% of all rent and other consideration which Tenant receives (after appropriate deductions as provided above) as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Second Floor Premises subject to the Transfer; provided that If the term of such Transfer extends beyond the Second Floor Rent Commencement Date, following the Second Floor Rent Commencement Date Landlord shall be entitled to only 50% of such excess rent and consideration.

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D.

Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority (more than 50%) of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.

E.

So long as Tenant is not entering into the Permitted Transfer for the purpose of avoiding or otherwise circumventing the remaining terms of this Article XII, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (i) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (ii) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such Transfer a “Permitted Transfer”): (1) Tenant is not in default under this Lease beyond applicable cure periods; (2) the Permitted Use does not allow the Premises to be used for retail purposes; (3) unless prohibited by law (in which case Tenant shall give Landlord notice within 10 days, or as soon thereafter as is permitted by law, following the transfer), Tenant shall give Landlord written notice at least 15 days prior to the effective date of the proposed Permitted Transfer; (4) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the date of this Lease; and (5) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (a) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (b) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (A) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (B) “subsidiary” shall mean an entity wholly owned by Tenant or at least 51% of whose voting equity is owned by Tenant; and (C) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant. Notwithstanding the foregoing, if any parent, affiliate or subsidiary to which this Lease has been assigned or transferred subsequently sells or transfers its voting equity or its interest under this Lease other than to another parent, subsidiary or affiliate of the original Tenant named hereunder, such sale or transfer shall be deemed to be a Transfer requiring the reasonable consent of Landlord hereunder.

XIII.	Liens.

Tenant shall not permit mechanics or other liens to be placed upon the Premises, the Building, the Property, the Campus, the Project or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed,

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Tenant shall, within 10 days of written notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys’ fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by Law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, the Campus, the Project and any other party having an interest therein, from mechanics’ and materialmen’s liens, and Tenant shall give Landlord not less than 10 Business Days prior written notice of the commencement of any work in the Premises, Building or Campus which could lawfully give rise to a claim for mechanics’ or materialmen’s liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, it Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord’s consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics’ or materialmen’s liens.

XIV.	Indemnity and Waiver of Claims.
A.

Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXVI) and agents (“Landlord Related Parties”) harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively, “Claims”), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant’s transferees, contractors or licensees.

B.

Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) harmless against and from all Claims which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord’s contractors.

C.

Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant’s business or loss, theft or damage to Tenant’s Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout; (4) the

26.

bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building, the Campus or the Project; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article XV below. Notwithstanding the foregoing, except as provided in Article XVI to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant’s business) where such loss or damage s due to the negligence or willful misconduct of Landlord or any Landlord Related Parties. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease.

XV.	Insurance.

Tenant shall carry and maintain the following insurance (“Tenant’s Insurance”), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $3,000,000.00; (2) All Risk Property/Business Interruption Insurance, including flood and earthquake, written at replacement cost value and with a replacement cost endorsement covering all of Tenant’s trade fixtures, equipment, furniture and other personal property within the Premises (“Tenant’s Properly”); (3) Workers’ Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing any of Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, Equity Office Properties Management Corp., a Delaware corporation, and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days’ advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value, as reasonably estimated by Landlord. Landlord shall maintain Commercial General Liability insurance providing, on an occurrence basis, a minimum combined single limit of at least $2,000,000.00. Except as specifically provided to the contrary, the limits of either party’s insurance shall not limit such party’s liability under this Lease.

XVI.	Subrogation.

Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant’s Property, the Premises, the Building, the Campus,

27.

any additions or improvements to the Premises, the Building or the Campus, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

XVII.	Casualty Damage.
A.

If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty (including due to the inaccessibility of the Premises), the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building, the Campus or the Project shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Building or the Campus shall be required (whether or not the Premises has been damaged), and such reconstruction or alteration would effectively eliminate the continued use of the Premises in the manner contemplated by this Lease; (2) Landlord is not permitted by Law to rebuild the Building, the Campus or the Project in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) a material uninsured loss to the Building, the Campus or the Project occurs. Notwithstanding the foregoing, Landlord will not be entitled to terminate this Lease solely because there is less than 2 years on the Term if Tenant has an exercisable right to renew or extend the Term and Tenant, within 15 days after receipt of Landlord’s written notice of termination, validly exercises such right. The foregoing shall not prohibit Landlord from exercising its right to terminate for any of the other reasons set forth herein. Landlord may exercise its right to terminate this Lease by notifying Tenant in writing of such termination as soon as reasonably practicable (taking into consideration delays such as adjustment of insurance claims), but in all circumstances within 90 days after the date of the casualty. If Landlord does not terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord together with any applicable deductible; provided that if Landlord does not receive sufficient insurance proceeds to substantially complete the restoration of the Premises and Landlord elects not to fund any shortfall, Landlord shall so notify Tenant immediately and Tenant, within 10 days after such notification, shall have the right to terminate this Lease by the giving of written notice to Landlord. Landlord shall not be liable for any loss or damage to Tenant’s Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

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B.

If all or any portion of the Premises shall be made untenantable (including due to the inaccessibility of the Premises) by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (“Completion Estimate”). If the Completion Estimate indicates that the Premises cannot be made tenantable within 180 days from the date the repair and restoration is started, then regardless of anything in Section XVII.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of Tenant, Tenant Related Parties or any of Tenant’s transferees, contractors or licensees. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate the Lease and Landlord does not substantially complete the repair and restoration of the Premises within 2 months after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within 15 days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term “Reconstruction Delays” shall mean: (i) any delays caused by the insurance adjustment process; (ii) any delays caused by Tenant; and (iii) any delays caused by events of Force Majeure.

C.

The provisions of this Lease, including this Article XVII, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building, the Property, the Campus or the Project, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building, the Property, the Campus or the Project.

XVIII.	Condemnation.

Either party may terminate this Lease if the whole or any material part of the Premises, of all reasonable access thereto or all parking to which Tenant is entitled to pursuant to the Parking Agreement and Landlord is unable to provide reasonable alternative access or parking to Tenant, shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building, the Property, the Campus or the Project which would leave the remainder of the Building, the Campus or the Project unsuitable for use as an office building or an office project in a manner comparable to the use of the Building, the Campus or the Project prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building, the Property, the Campus or the Project occurs. If this

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Lease is not terminated, the Rentable Square Footage of the Campus, the Rentable Square Footage of the Premises, the Building’s allocable percentage of the Campus, the Campus’ allocable percentage of the Project and Tenant’s Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant except as expressly provided below. However, Tenant may file a separate claim at its sole cost and expense for Tenant’s Property (including any loss of goodwill or business interruption, but in no event for the value of the leasehold estate), any improvements to the Premises actually paid for by Tenant and not reimbursed by application of the Allowance, and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord. Tenant hereby waives any and alt rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

XIX.	Events of Default.

Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

A.	Tenant’s failure to pay when due all or any portion of the Rent, if the failure continues for 3 Business Days after written notice to Tenant (“Monetary Default”).
B.

Tenant’s failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 20 days after written notice to Tenant. However, if Tenant’s failure to comply cannot reasonably be cured within 20 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 20 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant hack into compliance with the Lease. However, if Tenant’s failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant’s failure to comply with any particular term, provision or covenant of the Lease on 3 occasions during any 12 month period, Tenant’s subsequent violation of such term, provision or covenant during the 12 months immediately following the date of Landlord’s third such notice shall, at Landlord’s option, be an incurable event of default by Tenant.

C.	Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.
D.	The leasehold estate is taken by process or operation of Law.
XX.	Remedies.
A.

Upon the occurrence of any event or events of default under this Lease, whether enumerated in Article XIX or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly

30.

prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Article XIX or this Article XX, and waives any and all other notices or demand requirements imposed by applicable law):

1.	Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:
(a)	The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;
(b)

The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

(c)

The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

(d)

Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(e)	All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts (a) and (b) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 4%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part (c), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

2.

Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

3.

Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease

31.

and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Paragraph XX.A.1.

B.

The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

C.

TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

D.

No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every sight and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon en event of default shall not be deemed or construed to constitute a waiver of such default.

E.

If Tenant is in default, then, to the extent permitted by Law, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the lesser of the maximum rate permitted by Law or the Prime Rate plus 4% per annum. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located.

F.

This Article XX shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

XXI.	Limitation of Liability.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER

32.

LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROPERTY, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. FOR PURPOSES HEREOF, “INTEREST OF LANDLORD IN THE PROPERTY” SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, AND PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY).

XXII.	No Waiver.

Either party’s failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party’s failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXIII.	Quiet Enjoyment.

Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

XXIV.	Relocation. [Intentionally Omitted]

XXV.	Holding Over.

Except for any permitted occupancy by Tenant under Article VIII, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant’s occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and (a) during the first 30 days of any such holdover, Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to the greater of (i) 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover, and (ii) the fair market gross rental for the Premises as reasonably determined by Landlord, and (b) commencing as of the 31st day of such holdover, Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the greater of: (1) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform

33.

improvements for a new tenant, as a result of Tenant’s holdover and Tenant fails to vacate the Premises Within 15 days after Landlord notifies Tenant in writing of Landlord’s inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

XXVI.	Subordination to Mortgages; Estoppel Certificate.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building, the Property, the Campus or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”. This clause shall be self-operative, but upon written request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord’s interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Landlord and Tenant shall each, within 10 Business Days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the ether (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party’s actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested. Landlord represents that there is no Mortgage in effect as of the date of this Lease. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s then current Mortgagee on such Mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee’s form of non-disturbance, subordination and attornrnent agreement (to the extent such form is commercially reasonable) and return the same to Landlord for execution by the Mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornrnent agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

XXVII.	Attorneys’ Fees.

If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.

XXVIII.	Notice.

If a demand, request, approval, consent or notice (collectively referred to as a “notice”) shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than

34.

the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address in the manner described in this Article.

XXIX.	Excepted Rights.

This Lease does not grant any rights to light or air over or about the Building, the Campus or the Project. Landlord excepts and reserves exclusively to itself the use of: (1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building, the Campus or the Project. Landlord has the right to change the Building’s, the Campus’s or the Project’s name or address. Landlord also has the right to make such other changes to the Building, the Property, the Campus and the Project as Landlord deems appropriate, provided the changes do not materially affect Tenant’s parking rights (unless and to the extent Landlord provides Tenant with reasonable alternative parking) or Tenant’s ability to use or access the Premises for the Permitted Use, Landlord shall also have the right (but not the obligation) to temporarily close the Building, the Campus or the Project if Landlord reasonably determines that there is an imminent danger of significant damage to the Building, the Campus or the Project or of personal injury to Landlord’s employees or the occupants of the Building, the Campus or the Project. The circumstances under which Landlord may temporarily close the Building, the Campus or the Project shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Building, the Campus or the Project under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent; provided, however, Tenant shall be entitled to an abatement of Rent in accordance with Section VII.B. if the Building is closed, other than as required by Law or by order of proper governmental authority, and Tenant is unable to use the Premises as a result of such closure, for a period of at least 3 consecutive Business Days.

XXX.	Surrender of Premises.

At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property (defined in Article XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage by fire or other casualty for which Landlord is required to make repairs hereunder excepted. Tenant shall also be required to remove the Required Removables in accordance with Article VIII. If Tenant fails to remove any of Tenant’s Property within 10 Business Days after the termination of this Lease or of Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Property, Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant’s Property. In addition, if Tenant fails to remove Tenant’s Property from the Premises or storage at the expiration or earlier termination of this Lease, as

35.

the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant’s Property to be abandoned, and title to Tenant’s Property shall be deemed to be immediately vested in Landlord.

XXXI.	Miscellaneous.
A.

This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

B.	Tenant shall not record this Lease or any memorandum without Landlord’s prior written consent.
C.	Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease.
D.

Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

E.

Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building, Property, Campus and/or Project referred to herein, and upon such transfer Landlord shall he released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations; provided that Landlord and its successors, as the case may be, shall remain liable after their respective periods of ownership with respect to any sums due in connection with a breach or default by such party that arose during such period of ownership by such party.

F.

Tenant represents that it has dealt directly with and only with Broker and with The Staubach Company as brokers in connection with this Lease. Tenant shall Indemnify, defend and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers other than Broker, including The Staubach Company, claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify, defend and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers other than The Staubach Company claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay a brokerage commission to Broker in accordance with the terms of a separate written commission agreement to be entered into between

36.

Landlord and Broker, but Landlord shall not be responsible for any brokerage commission to The Staubach Company, which commission, if any, shall be paid pursuant to a separate agreement between Broker and The Staubach Company.

Equity Office Properties Management Corp. (“EOPMC”) is an affiliate of Landlord and represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

G.

Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized end legally existing in the state of its organization and is qualified to do business in the State of California. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them. Landlord covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord; (2) this Lease is binding upon Landlord; and (3) Landlord is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located.

H.

Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors anti assigns.

I.

The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease, except to the extent expressly provided herein. Without limiting the scope of the prior sentence, it is agreed that Tenant’s obligations under Articles IV, VIII, XIV, XX, XXV and XXX, and Landlord’s obligation under Section XIV.B, shall survive the expiration or early termination of this Lease.

J.

Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party.

K.

All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is retying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

37.

L.

Tenant, within 15 days after written request, shall provide Landlord with a current financial statement prepared in the ordinary course of Tenant’s business and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building, the Campus or the Project. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

M.

This Lease shall be subject and subordinate to, and Tenant agrees to perform and comply with, the terms, conditions and provisions of (i) all documents of record now entered into affecting the Building, Property, Campus and Project, and (ii) documents entered into in the future affecting the Building, Property, Campus or Project which do not materially adversely affect Tenant’s rights under this Lease, to the extent copies of such documents under this item (ii) are provided to Tenant.

N.

Subject to the provisions of this Section N, so long as Tenant is not in default under this Lease, and provided Tenant’s employees execute the applicable standard waiver of liability form(s), then Tenant’s employees (the “Fitness Center Users”) shall be entitled to use the fitness center (the “Fitness Center”) located in 101 Saginaw Drive, Redwood City, California. The use of the Fitness Center shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by the owner of the Fitness Center (“Fitness Center Owner”) or Landlord for the Fitness Center. Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that the terms and provisions of Section XIV.A of this Lease shall apply to Tenant and the Fitness Center User’s use of the Fitness Center. The costs of operating, maintaining and repairing the Fitness Center may be included as part of Expenses. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that the Fitness Center shall be continuously maintained and operated throughout the Term of this Lease, and Tenant specifically acknowledges and agrees that the Fitness Center may be expanded, reduced, eliminated or otherwise modified during the Term of this Lease. In addition, in the event Landlord no longer has the right to use the Fitness Center, the rights of Tenant and the Fitness Center Users to use the Fitness Center may, at Landlord’s option, be terminated. No expansion, contraction, elimination or modification of the Fitness Center, and no termination of Tenant’s or the Fitness Center Users’ rights to the Fitness Center shall entitle Tenant to an abatement or reduction in Rent, or constitute a constructive eviction, or result in an event of default by Landlord under this Lease.

O.

Subject to the provisions of this Section O, so long as Tenant is not in default under this Lease, and so long as Landlord permits a shuttle service (the “Shuttle Service”) to operate at the Property and be available for use by Tenant and its employees, Tenant and Tenant’s employees (“Riders”) shall be entitled to use the Shuttle Service operated at the Property. The use of the Shuttle Service shall be subject to the reasonable rules and regulations (including rules regarding

38.

hours of use) established from time to time by Landlord and/or the operator of the Shuttle Service. Landlord and Tenant acknowledge that the use of the Shuttle Service by the Riders shall be at their own risk and that the terms and provisions of Section XIV.A of this Lease shall apply to Tenant and the Rider’s use of the Shuttle Service. The costs of operating, maintaining and repairing the Shuttle Service may be included as part of Expenses. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Shuttle Service (or any other shuttle service) throughout the Term of this Lease, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify the Shuttle Service. Landlord, or the operator of the Shuttle Service shall have a right to charge a fee to the users of the Shuttle Service. No expansion, contraction, elimination or modification of the Shuttle Service, and no termination of Tenant’s or the Rider’s rights to the Shuttle Service shall entitle Tenant to an abatement or reduction in Rent, constitute a constructive eviction, or result in an event of default by Landlord under this Lease.

XXXII.	Entire Agreement.

This Lease, including the following exhibits and attachments which are hereby incorporated into and made a part of this Lease, constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A-1 (Outline and Location of Premises), Exhibit A-2 (Outline and Location of Campus), Exhibit A-3 (Outline and Location of Project), Exhibit B (Campus Rules and Regulations), Exhibit C (Commencement Letter), Exhibit D (Work Letter), Exhibit E-1 (Hazardous Materials), Exhibit E-2 (Hazardous Materials Questionnaire), Exhibit F (Additional Provisions), Exhibit F-1 (Offering Space), Exhibit F-2 (Location of Monument Sign), Exhibit F-3 (Location of Generator and Tank), Exhibit G (Parking Agreement) and Exhibit H (Form of Letter of Credit).

Landlord and Tenant have executed this Lease as of the day and year first above written.

39.

LANDLORD:

CA-SEAPORT CENTRE LIMITED PARTNERSHIP, a Delaware limited partnership

By:        EOM GP, L.L.C., a Delaware limited liability company, its general partner

By:        Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

By:	/s/ Mark Geisreiter
Name:	Mark Geisreiter
Title:	Senior Vice President

TENANT:

CARDICA, INC., a Delaware corporation

By:	/s/ Bernard A. Hausen
Name:	Bernard A. Hausen
Title:	President & CEO

40.

EXHIBIT A-1

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Lease by and between CA-SEAPORT CENTRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and CARDICA, INC., a Delaware corporation (“Tenant”) for space in the Building located at 900 Saginaw Drive, Redwood City, California.

1.

EXHIBIT A-1

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Lease by and between CA-SEAPORT CENTRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and CARDICA, INC., a Delaware corporation (“Tenant”) for space in the Building located at 900 Saginaw Drive, Redwood City, California.

1.

EXHIBIT A-2

OUTLINE AND LOCATION OF CAMPUS

This Exhibit is attached to and made a part of the Lease by and between CA-SEAPORT CENTRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and CARDICA, INC., a Delaware corporation (“Tenant”) for space in the Building located at 900 Saginaw Drive, Redwood City, California.

1.

EXHIBIT A-3

OUTLINE AND LOCATION OF PROJECT

This Exhibit is attached to and made a part of the Lease by and between CA-SEAPORT CENTRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and CARDICA, INC., a Delaware corporation (“Tenant”) for space in the Building located at 900 Saginaw Drive, Redwood City, California.

1.

EXHIBIT B

CAMPUS RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facility (if any), the Property, the Campus, the Project and the appurtenances. Capitalized terms have the same meaning as defined in the Lease.

1.

Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas, Exterior Common Areas, Project Common Areas or elsewhere about the Building, Property, Campus or Project.

2.

Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3.

No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, the Campus or the Project, except those of such color, size, style and in such places as are first reasonably approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises, the Building, the Campus or the Project except by the Building maintenance personnel.

4.

Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.

Tenant shall not place any lock(s) on any door in the Premises, the Building, the Campus or the Project without Landlord’s prior written consent (not to be unreasonably withheld, conditioned or delayed) and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

6.

All contractors, contractor’s representatives and installation technicians performing work in the Building, the Campus or the Project shall be subject to Landlord’s prior approval and shall be required to comply with Landlord’s reasonable standard rules, regulations, policies and procedures, which may be reasonably revised from time to time.

7.

Movement in or out of the Building, the Campus or the Project of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval

1.

(which shall not be unreasonably withheld, conditioned or delayed) by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner reasonably required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity (unless as the direct result of the gross negligence of Landlord or its agents), Tenant shall be solely liable for any resulting damage or loss.

8.

Landlord shall have the right to reasonably approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Building, the Campus or the Project by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

9.	Corridor doors, when not in use, shall be kept closed.
10.

Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, the Campus or the Project, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, the Campus or the Project, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building, the Campus or the Project that might, in Landlord’s sole opinion, constitute a nuisance.

11.	No animals, except those assisting handicapped persons, shall be brought into the Building, the Campus or the Project or kept in or about the Premises.
12.

No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, the Building, the Property, the Campus or about the Project, except limited quantities of substances commonly found within offices in the ordinary course of business and used, stored and disposed of by Tenant in compliance with all applicable laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Building, the Property, the Campus or the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

13.

Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises, the Building, the Campus or the Project. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14.

Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building, the Campus or the Project (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the

2.

Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.

Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, the Campus or the Project, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building, the Campus or the Project.

16.

Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees, and then only if the operation does not violate the lease of any other tenant in the Building, the Campus or the Project.

17.	Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.
18.

Landlord may from time to time adopt systems and procedures for the security and safety of the Building, the Property, the Campus or the Project, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with such systems and procedures.

19.

Landlord shall have the right to prohibit the use of the name of the Building, the Campus or the Project or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building, the Campus or the Project or their desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.	Tenant shall not canvass, solicit or peddle in or about the Building, the Property, the Campus or the Project.
21.

Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, the Exterior Common Areas, the Project Common Areas, unless the Common Areas, the Exterior Common Areas or the Project Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building, the Campus or the Project. Landlord shall have the right to designate the Building, the Campus and/or the Project (including the Premises) as a non-smoking building.

22.

Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that

3.

window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

23.

Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, Exterior Common Areas, the Project Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

24.

The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

25.

Fitness Center Rules. Tenant shall cause its employees (whether members or prospective members of the Fitness Center) to comply with the following Fitness Center rules and regulations (subject to change from time to time as Landlord may reasonably determine):

A.

Membership in the Fitness Center is open to the tenants of Seaport Centre only. No guests will be permitted to use the Fitness Center without the prior written approval of Landlord, Landlord’s representative or the Fitness Center Owner.

B.

Fitness Center Users are not allowed to be in the Fitness Center other than the hours designated by Landlord and the Fitness Center Owner from time to time, Landlord and the Fitness Center Owner shall have the right to alter the hours of use of the Fitness Center, at their sole discretion.

C.	All Fitness Center Users must execute Landlord’s Waiver of Liability prior to use of the Fitness Center and agree to all terms and conditions outlined therein.
D.

Individual membership and guest keycards to the Fitness Center shall not be shared and shall only be used by the individual to whom such keycard was issued. Failure to abide by this rule may result in immediate termination of such Fitness Center User’s right to use the Fitness Center.

E.

All Fitness Center Users and approved guests must have a pre-authorized keycard to enter the Fitness Center. A pre-authorized keycard shall not be issued to a prospective Fitness Center User until receipt by Landlord of Landlord’s initial fee, if any, for use of the Fitness Center by such Fitness Center User(s).

4.

EXHIBIT C

COMMENCEMENT LETTER

(EXAMPLE)

Date	_____________________________
Tenant	_____________________________
Address	_____________________________
_____________________________
_____________________________

Re:        Commencement Letter with respect to that certain Lease dated as of the _______ day of _______________, ____, by and between CA-SEAPORT CENTRE LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord, and CARDICA, INC., a Delaware corporation, as Tenant, for _________ rentable square feet on the _____________ floor of the Building located at 900 Saginaw Drive, Redwood City, California.

Dear ______________:

In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

1.	The Commencement Date of the Lease is ;
2.	The Termination Date of the Lease is .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

AGREED AND ACCEPTED:

LANDLORD:	TENANT:

CA-SEAPORT CENTRE LIMITED PARTNERSHIP,
a Delaware limited partnership

By:  EOM GP, L.L.C., a Delaware limited liability
company, its general partner

By:      Equity Office Management, L.L.C., a
                  Delaware limited liability company, its non-
                  member manager

       By: _____________________________

       Name: ___________________________

       Title: ____________________________

CARDICA, INC., a Delaware corporation By: _____________________________ Name: ___________________________ Title: ____________________________ Date: ____________________________

1.

EXHIBIT D

WORK LETTER

This Exhibit is attached to and made a part of the Lease by and between CA-SEAPORT CENTRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and CARDICA, INC., a Delaware corporation (“Tenant”) for space in the Building located at 900 Saginaw Drive, Redwood City, California.

As used in this Work Letter, the “Premises” shall be deemed to mean the Premises, as initially defined in the attached Lease.

1.	Alterations and Allowance.
A.

Tenant, following the Delivery Date (as defined in the Lease to which this Exhibit is attached) shall have the right to perform alterations and improvements in the Premises (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Article IX of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations to the extent provided herein. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall cooperate with Tenant to identify up to four (4) contractors (one of which shall be Venture Builders) that Landlord would approve to perform the Initial Alterations and to which Tenant would submit a bid request in connection with the Initial Alterations, which approval shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld it any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. Tenant shall solicit bids for the mechanical, electrical and plumbing (“MEP”) portions of the Initial Alterations from all MEP subcontractors set forth on the approved list provided by Landlord to Tenant (“Pre-approved MEP Subcontractors”), as well as from Future Air (mechanical), Serrano (electrical) and Greater Bay Mechanical (plumbing) (each of the latter an “Alternate MEP Subcontractor”). Tenant shall use a Pre-approved MEP Subcontractor for each trade in connection with the Initial Alterations, unless the bid obtained from the Alternate MEP Subcontractor for such trade is lower than the lowest bid for such trade from a Pre-approved MEP Contractor by more than three percent (3%), in

1.

which case Tenant may use the Alternate MEP Subcontractor providing such low bid for such trade.

B.

Provided Tenant is not in default, Landlord agrees to contribute the sum of $621,240.00 (the “Allowance”) toward the cost of performing the Initial Alterations in preparation of Tenant’s occupancy of the Premises. The Allowance may be used for the cost of (1) preparing design and construction documents and mechanical and electrical plans for the Initial Alterations, (2) hard costs in connection with the construction of Initial Alterations, (3) telecommunications equipment and installation, (4) manufacturing of Tenant’s signage for the Building, as otherwise permitted under the Lease, (5) third party consultants’ and attorneys’ fees, but only as incurred in connection with the design, permitting and construction of the Initial Improvements, (6) moving costs (7) furniture systems, cabling and other specialty trade fixtures and equipment, and (8) installing Tenant’s signage on the Monument Sign, as provided in Section V of Exhibit E to the Lease; provided that at least 75% of the Allowance actually used by Tenant for the Initial Alterations must be applied towards costs set forth in Clause (2) above. The Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Initial Alterations, in periodic disbursements within 20 days after receipt of the following documentation: (i) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (ii) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (iii) Contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Initial Alterations for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located; (iv) a cost breakdown for each trade or subcontractor performing the Initial Alterations; (v) copies of all change orders, if any; and (vi) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Initial Alterations. Upon completion of the Initial Alterations, and prior to final disbursement of the Allowance, Tenant shall furnish Landlord with: (1) general contractor and architect’s completion affidavits in the form specified by AIA Document A201, (2) full and final waivers of lien in the form of AIA Document G-706, (3) as-built plans of the Initial Alterations, and (4) the certification of Tenant’s architect that the Initial Alterations have been installed in accordance with the approved plans. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the Initial Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Initial Alterations, less the 10% retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

2.

C.

In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant, except as specifically provided in Section I.B above. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit by the date that is 90 days after the Commencement Date, Tenant shall be entitled to reduce the Security Deposit by an amount equal to the unused Allowance (but in no event shall such Tenant thereby be entitled to reduce the Security Deposit by more than $200,000.00) (as so capped, the “Unused Allowance”) in accordance with the provisions of Article VI of the Lease. For example, if the Unused Allowance is $150,000.00, the Security Deposit set forth in Section I of the Basic Lease Information ($500,000.00) shall be reduced to $350,000.00, and if the Unused Allowance is $250,000.00, the Security Deposit set forth in Section I of the Basic Lease Information shall be reduced to $300,000.00. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance.

D.

Except as specifically provided herein and in the Lease, Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.

E.

This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease of otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

F.

Notwithstanding any provision to the contrary in this Lease, in no event shall Landlord charge any direct or third party construction management fee, supervision fee, plan review fee or other administered charge related to or in connection with the construction of the Initial Alterations.

G.

In the event any Hazardous Materials (as defined in the Lease) are discovered or are present at the Premises as of the Delivery Date, none of the Allowance shall be used or applied to remediate or remove any of such Hazardous Materials, any remediation and/or removal shall be the sole obligation, responsibility and liability of Landlord and none of the cost thereof shall be part of Expenses.

H.

In the event that Tenant requests any changes to the approved plans for the Initial Alterations, Landlord shall rot unreasonably withhold its consent to any such changes, and shall respond to such changes within three (3) Business Days after Landlord’s receipt of same. If such changes increase the cost of constructing the Initial Alterations, the cost of same shall be deducted from the Allowance and, if exhausted, Tenant shall pay such increased costs on a monthly basis according to the invoices for such costs on a percentage completion basis.

3.

EXHIBIT E-1

HAZARDOUS MATERIALS

This Exhibit is attached to and made a part of the Lease by and between CA-SEAPORT CENTRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and CARDICA, INC., a Delaware corporation (“Tenant”) for space in the Building located at 900 Saginaw Drive, Redwood City, California.

1.	HAZARDOUS MATERIALS.
A.

General Restrictions. Tenant shall conduct its business and shall cause each Tenant Related Party to act in such a manner as to (a) not release or permit the release of any Hazardous Material in, under, on or about the Premises, the Building, the Campus or the Project, or (b) not use, store, generate, treat, discharge, disperse, handle, manufacture, transport or dispose of (collectively, “Handle”) any Hazardous Materials (other than incidental amounts of customary cleaning and office supplies) in or about the Premises, the Building, the Campus or the Project without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion (“Hazardous Materials Consent Requirements”). “Hazardous Material” means any hazardous, explosive, radioactive or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority or agency, including, without limitation, any material or substance which is (i) defined or listed as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material,” “pollutant” or “contaminant” under any regulation, petroleum or petroleum derivative, (iii) a flammable explosive, (iv) a radioactive material or waste, (v) a polychlorinated biphenyl, (vi) asbestos or asbestos containing material, (vii) infectious waste, or (viii) a carcinogen (collectively, the “Regulations”).

B.

Required Disclosures. Prior to Tenant (and at least 5 days prior to any assignee or any subtenant of Tenant) taking possession of any part of the Premises, and on each anniversary of the Commencement Date (each such date is hereinafter referred to as a “Disclosure Date”), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were Handled on, in, under or about the Premises or the Campus for the 12-month period prior to such Disclosure Date, or which Tenant intends to Handle on, under or about the Premises during the 12-month period following the Disclosure Date by executing and delivering to Landlord a “Hazardous Materials Questionnaire”, in the form attached hereto as Exhibit E-2 (as updated and modified by Landlord, from time to time). Tenant’s disclosure obligations under this Section 1.B shall include a requirement that, to the extent any information contained in a Hazardous Materials Questionnaire previously delivered by Tenant shall become inaccurate in any material respect, Tenant shall promptly deliver to Landlord a new updated Hazardous Materials Questionnaire.

1.

C.

Additional Obligations. If any Hazardous Materials shall be released into the environment comprising or surrounding the Campus in connection with the acts, omissions or operations of Tenant or any Tenant Related Party, Tenant shall at its sole expense promptly prepare a remediation plan therefor consistent with applicable Regulations and recommended industry practices (and approved by Landlord and all governmental agencies having jurisdiction) to fully remediate such release, and thereafter shall prosecute the remediation plan so approved to completion with all reasonable diligence and to the satisfaction of Landlord and applicable governmental agencies. If any Hazardous Materials are Handled in, under, on or about the Premises during the Term, or any extension, holdover or renewal thereof, or if Landlord determines in good faith that any release of any Hazardous Material or violation of Hazardous Materials Regulations may have occurred in, on, under or about the Premises during the Term or any extension, holdover or renewal thereof, Landlord may require Tenant to at Tenant’s sole expense, (i) retain a qualified environmental consultant reasonably satisfactory to Landlord to conduct a reasonable investigation (an “Environmental Assessment”) of a nature and scope reasonably approved in writing in advance by Landlord with respect to the existence of any Hazardous Materials in, on, under or about the Premises and providing a review of all Hazardous Materials activities of Tenant and the Tenant Related Parties, and (ii) provide to Landlord a reasonably detailed, written report, prepared in accordance with the institutional real estate standards, of the Environmental Assessment.

D.

Indemnity. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord and the Landlord Related Parties harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys’ and consultants’ fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of the Tenant Related Parties in, on, under or about the Premises, the Building, the Campus or the Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, the Building, the Campus or the Project, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all Laws pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification pursuant to this Section I.D. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

2.

E.

Exculpation of Tenant: Tenant shall not be liable to Landlord for nor otherwise obligated to Landlord under any provision of the Lease with respect to the following: (i) any claim, remediation, obligation, investigation, obligation, liability, cause of action, attorney’s fees, consultants’ cost, expense or damage resulting from any Hazardous Materials present in, on or about the Premises, the Building or Campus to the extent not caused or otherwise permitted, directly or indirectly, by Tenant or any Tenant Related Party; or (ii) the removal, investigation, monitoring or remediation of any Hazardous Material present in, on or about the Premises or the Building or Campus caused by any source, including third parties, other than by Tenant or any Tenant Related Party.

3.

EXHIBIT E-2

HAZARDOUS MATERIALS QUESTIONNAIRE

THIS HAZARDOUS MATERIALS QUESTIONNAIRE (the “Questionnaire”) is designed to solicit information regarding Tenant’s proposed use, generation, treatment, storage, transfer or disposal of hazardous or toxic materials, substances or wastes. The reference herein to any such items shall include all items defined as “Hazardous Materials,” “Hazardous Substances,” “Hazardous Wastes,” “Toxic Materials,” “Toxic Substances, “Toxic Wastes,” or such similar definitions contained in the Lease. Please complete the questionnaire and return it to Landlord for evaluation. If Tenant’s use of materials or substances, or generation of wastes is considered to be significant, further information may be requested by Landlord regarding Tenant’s plans for hazardous and toxic materials management. Your cooperation in this matter is appreciated. If you have any questions, do not hesitate to call the Property Manager for assistance.

1.	PROPOSED TENANT:
TENANT: _____________________________________________________________________
Standard Industrial Classification Code (SIC): __________________________________________
Street Address: _________________________________________________________________
City, State, Zip Code: _____________________________________________________________
Contact Person & Title: ___________________________________________________________
Telephone Number: (____) ________________ Facsimile Number: (____) ________________
2.	LOCATION AND ADDRESS OF PROPOSED LEASE
Street Address: _________________________________________________________________
City, State, Zip Code: _____________________________________________________________
Bordering Streets: _______________________________________________________________
Streets to which Premises has Access: ________________________________________________
3.	DESCRIPTION OF PREMISES
Floor Area: _____________________________________________________________________
Number of Parking Spaces: _________________________________________________________
Date of Original Construction: ______________________________________________________
Past Uses of Premises: ____________________________________________________________
Dates and Descriptions of Significant Additions, Alterations or Improvements: __________________
______________________________________________________________________________
Proposed Additions, Alterations or Improvements, if any: __________________________________

1.

4.	DESCRIPTION OF PROPOSED PREMISES USE

Describe proposed use and operations of Premises including (i) services to be performed, (ii) nature and types of manufacturing or assembly processes, if any, and (iii) the materials or products to be stored at the Premises.

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Will the operation of your business at the Premises involve the use, generation, treatment, storage, transfer of disposal of hazardous wastes or materials? Do they now? Yes ___ No ___ If the answer is “yes,” or if your SIC code number is between 2000 to 4000, please complete Section V.

5.	PERMIT DISCLOSURE
Does or will the operation of any facet of your business at the Premises require any permits, licenses or plan approvals from any of the following agencies?
U.S. Environmental Protection Agency Yes ____ No ____
City or County Sanitation District Yes ____ No ____
State Department of Health Services Yes ____ No ____
U.S. Nuclear Regulatory Commission Yes ____ No ____
Air Quality Management District Yes ____ No ____
Bureau of Alcohol, Firearms and Tobacco Yes ____ No ____
City or County Fire Department Yes ____ No ____
Regional Water Quality Control Board Yes ____ No ____
Other Governmental Agencies Yes ____ No ____
(If yes, identify: ______________________________________)
If the answer to any of the above is “yes,” please indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
If your answer to any of the above is “yes,” please complete Sections 6 and 7 below.

2.

6.	HAZARDOUS MATERIALS DISCLOSURE

Will any hazardous or toxic materials or substances be stored on the Premises?
Yes ___ No ___ If the answer is “yes,” please describe the materials or substances to be stored, the quantities thereof and the if proposed method of storage of the same (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

	Material/Substance	Quantity to be Stored on Premises	Storage Method	Amount to be Stored on a Monthly Basis	Maximum Period of Premises Storage

Attach additional sheets if necessary

Is any modification of the Premises improvements required or planned to mitigate the release of toxic or hazardous materials substance or wastes into the environment? Yes___ No ___ If the answer is “yes,” please describe the proposed Premises modifications:

____________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________

3.

7.	HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recyclable waste, be generated by the operation of your business at the Premises? Yes ___ No ___ If the answer is “yes,” please list the hazardous waste which is expected to be generated (or potentially will be generated) at the Premises, its hazard class and volume/frequency of generation on a monthly basis.

	Waste Name	Hazard Class	Volume/Month	Maximum Period of Premises Storage

Attach additional sheets if necessary

If the answer is “yes,” please also Indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

	Waste Name	Hazard Class

Attach additional sheets if necessary.

If the answer is “yes,” please also describe the method(s) of disposal for each waste. Indicate where disposal wits taste place Including the methods, equipment and companies to be used to transport me waste:

__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
Is any treatment or processing of hazardous wastes to be conducted at the Premises? Yes ___ No ___ if the answer is “yes,” please describe proposed treatment/processing methods:
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________

4.

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal et hazardous materials or wastes at or from the Premises? (Please list all agencies):
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________

Have there been any agency enforcement actions regarding Tenant (or any affiliate thereof), or any existing Tenants (or any affiliate’s) facilities, or any past, pending or outstanding administrative orders or consent decrees with respect to Tenant or any affiliate thereof? Yes ___ No ___ If the answer is “yes,” have there been any continuing compliance obligations imposed on Tenant or its affiliates as a result of the decrees or orders? Yes ___ No ___ If the answer is “yes,” please describe:

__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________

Has Tenant or any of its affiliates been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries? Yes ___ No ___ If the answer is “yes,” please describe:

__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________

Are there any pending citizen lawsuits, or have any notices of violations been provided to Tenant or its affiliates or with respect le any existing facilities pursuant to the citizens suit provisions of any statute? Yes ___ No ___ If the answer is “yes,” please described:

__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________

5.

Have there been any previous lawsuits against the company regarding environmental concerns? Yes ___ No ___ if the answer is “yes,” please describe how these lawsuits were resolved:
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
Has en environmental audit ever been conducted at any of your company’s existing facilities? Yes ___ No ___ if the answer is “yes,” please describe:
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________

Does your company carry environmental impairment insurance? Yes ___ No ___ If the answer is “yes,” what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
8.	EQUIPMENT LOCATED OR TO BE LOCATED AT THE PREMISES

Is (or will there be) any electrical transformer or other equipment containing polychlorinated biphenyls located at the Premises? Yes ___ No ___ If the answer is “yes,” please specify the size, number and location (or proposed location):

__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________

Is (or will there be) any tank for storage of a petroleum product located ath the Premises? Yes ___ No ___ If the answer is “yes,” please specify capacity and contents of tank; permits, licenses and/or approvals received or to be received therefor and any spill prevention control or conformance plan to be taken in connection therewith::

__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________

6.

9.	ONGOING ACTIVITIES (APPLICABLE TO TENANTS IN POSSESSION)

Has any hazardous material, substance or waste spilled, leaked, discharged, leached, escaped or otherwise been released into the environment at the Premises? Yes ___ No ___ If the answer is “yes,” please describe including (i) the date and duration of each such release, (ii) the material, substance or waste released, (iii) the extent of the spread of such release into or onto the air, soil and/or water, (iv) any action to clean up the release, (v) any reports or notifications made of filed with any federal, state, or local agency, or any quasi-governmental agency (please provide copies of such reports or notifications) and (vi) describe any legal, administrative or other action taken by any of the foregoing agencies or by any other person as a result of the release:

__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________

This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below.

DATED:

                                                                             , a(n)

By:

Name:

Title:

By:

Name:

Title:

7.

EXHIBIT F

ADDITIONAL PROVISIONS

This Exhibit is attached to and made a part of the Lease by and between CA-SEAPORT CENTRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and CARDICA, INC., a Delaware corporation (“Tenant”) for space in the Building located at 900 Saginaw Drive, Redwood City, California.

I.	Renewal Option.
A.

Grant of Option; Conditions. Tenant shall have the right to extend the Term (the “Renewal Option”) for one additional period of three (3) years commencing on the day following the Termination Date of the initial Term and ending on the third (3rd) anniversary of the Termination Date (the “Renewal Term”), if:

1.

Landlord receives notice of exercise (“Initial Renewal Notice”) not less than 6 full calendar months prior to the expiration of the initial Term and not more than 12 full calendar months prior to the expiration of the initial Term; and

2.

Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

3.

No part of the Premises is sublet (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease) at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

4.

The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease) prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

B.	Terms Applicable to Premises During Renewal Term.
1.

The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market rate (hereinafter defined) per rentable square foot for the Premises. Base Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Article IV of the Lease.

2.

Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the Renewal Term in accordance with the terms of Article IV of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant’s share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors

1.

considered in determining the Prevailing Market rate for the Renewal Term.

C.

Initial Procedure for Determining Prevailing Market. Within 30 days after receipt of Tenant’s Initial Renewal Notice, Landlord shall advise Tenant in writing of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within 15 days after the date on which Tenant receives notice from Landlord of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant’s Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) within 5 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section D below. If Landlord and Tenant fail to agree upon the Prevailing Market rate within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant’s Renewal Option shall be deemed to be null and void and of no further force and effect.

D.	Arbitration Procedure.
1.

If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 5 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the Redwood City area, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no

2.

successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

2.

Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term, subject to the terms of Section D.4 below regarding the Minimum Renewal Base Rent, as defined therein. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises, subject to the terms of Section D.4 below regarding the Minimum Renewal Base Rent, as defined therein. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

3.

If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

3.

4.

Notwithstanding anything to the contrary contained herein, the parties agree that the Prevailing Market rate for the Premises during any year of the Renewal Term shall not be less than 100% of the Base Rent rate, per rentable square foot per annum, applicable during the last year of the initial Term (the “Minimum Renewal Term Base Rent Rate”), regardless of any determination of Prevailing Market rate made by the appraisers or arbitrator, as described above.

E.

Renewal Amendment. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice and Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant’s receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

F.

Prevailing Market. For purposes hereof, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Redwood City area. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

II.	Right of First Offer.
A.

Grant of Option; Conditions. Tenant shall have the one time right of first offer (the “Right of First Offer”) with respect to the remaining portion of the second (2nd) floor of the Building, consisting of approximately 10,000 rentable square feet, shown on the demising plan attached hereto as Exhibit F-1 (the “Offering Space”). Tenant’s Right of First Offer shall be exercised as follows: at any time after Landlord has determined that the tenant that first enters into a lease for all or a portion of tile Offering Space after the date of this Lease will not extend or renew the term of its lease for the Offering Space (but prior to leasing such Offering Space to a party other than such initial tenant), Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease the Offering Space to Tenant for the remainder of the Term, which terms shall reflect the First Offer Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. Tenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within 10 days after the date of the Advice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:

4.

1.	Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or
2.	the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease) at the time Landlord would otherwise deliver the Advice; or
3.	the Lease has been assigned (other than pursuant to a Permitted Transfer, as defined in Article XII of the Lease) prior to the date Landlord would otherwise deliver the Advice; or
4.	Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice; or
5.	the Offering Space is not intended for the exclusive use of Tenant during the Term.
B.	Terms for Offering Space.
1.

The term for the Offering Space shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenants leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

2.

Tenant shall pay Base Rent and Additional Rent for the Offering Space in accordance with the terms and conditions of the Advice, which terms and conditions shall reflect the First Offer Prevailing Market rate for the Offering Space as determined in Landlord’s reasonable judgment.

3.

The Offering Space (including improvements and personality, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space. If Landlord is delayed delivering possession of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offering Space shall be postponed until the date Landlord delivers possession of the Offering Space to Tenant free from occupancy by any party.

C.

Termination of Right of First Offer. The rights of Tenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of: (i) the original Termination Date; (ii) Tenant’s failure to exercise its Right of First Offer within the 10 day period provided in Section A above; and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or mere of the conditions set forth in Section A above.

5.

D.

Offering Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant’s Pro Rata Share and other appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether Of not the Offering Amendment is executed.

E.

Definition of First Offer Prevailing Market. For purposes of this Right of First Offer provision, “First Offer Prevailing Market” shall mean the annual rental rate per square foot for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the Redwood City area under leases and renewal and expansion amendments being entered into at or about the time that First Offer Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the Offering Space, (ii) the space is encumbered by the option rights of another tenant, or (ill) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

III.	Medical Waste Policy.
A.

Tenant hereby agrees to furnish to Landlord upon demand, written evidence that Tenant has established a written policy (the “Medical Waste Policy”) concerning the identification, collection, storage, decontamination and disposal of Hazardous Medical Waste and Infectious Waste (each as defined in Subsection B below). Tenant is responsible for the proper containment and identification of its Hazardous Medical Waste and Infectious Waste, the disposal of the Hazardous Medical Waste and Infectious Waste and the transportation of the Hazardous Medical Waste and Infectious Waste using a properly qualified agent, as more particularly described in Section IV.B of this Exhibit F.

B.

Hazardous Medical Waste is defined as used needles and syringes, gloves and linen, uniforms and laundry, and cleaning equipment or materials used to clean any of the foregoing; any solid, liquid or gas that is capable of producing harmful affects on humans or the environment; material that is ignitable, corrosive, reactive or toxic; or any materials that are classified as hazardous medical waste by Law. Infectious Waste is defined as any waste that contains pathogens or is capable of producing infectious disease; material contaminated by potentially infectious materials (taking into consideration the factors necessary for induction of disease, which include, but are not limited to, adequate dose, resistance of host, portal of entry and presence of a pathogen and virulence); material that contains pathogens with sufficient virulence and quantity so that exposure to the

6.

waste by a susceptible host could result in an infectious disease; or wastes capable of causing disease; including but not limited to.

1.

Cultures and stocks of agents infectious to humans, and associated biologicals (including but not limited to cultures from medical laboratories; waste from the production of biologicals; discarded live and attenuated vaccines, and culture dishes and devices used to transfer, inoculate and mix cultures);

2.

Human pathological wastes [including but not limited to tissue, organs and body parts (except teeth and the contiguous structures of bone and gum), and body fluids that are removed during medical procedures and specimens of body fluids and their containers];

3.

Discarded waste blood and blood components (including but not limited to serum and plasma) and saturated material containing free flowing blood and blood components (including but not limited to lab specimens);

4.

Discarded sharps used in human patient care, medical research or clinical or pharmaceutical laboratories (including but not limited to hypodermic, I.V., and other medical needles; hypodermic and I.V. syringes; Pasteur pipettes; scalpel blades; blood vials; and broken or unbroken glassware in contact with infectious agents, including slides or cover slips); and

5.	Discarded hypodermic, I.V. and other medical needles, hypodermic, I.V., syringes, sharps and scalpel blades and whether used or unused (as it is often difficult to determine if they have been used).
C.

Tenant further agrees that such Medical Waste Policy shall incorporate the following elements: (a) Tenant’s employees and agents shall be expressly forbidden from disposing of any Hazardous Medical Waste or Infectious Waste within the Premises, the Building or the Project in a manner which is contrary to the terms of the Medical Waste Policy; (b) all such Hazardous Medical Waste and Infectious Waste shall be collected, stored, decontaminated and removed from the Premises and the Building by a qualified party in compliance with all applicable Laws and guidelines (including, without limitation, the Occupational Safety and Health Act) of any local, state or federal entity having jurisdiction over this matter; (c) Infectious Waste shall be separated from other waste by containing it in disposable red plastic bags/containers which are impervious to moisture; (d) needles and sharps shall be contained in disposable rigid containers which can be sealed with a tight fitting lid; (e) all spills of Infectious Waste shall be wiped immediately using a spill kit that contains instructions and disposable red plastic bags; (f) any spillage, or injury from handling Infectious Waste shall be immediately reported to Landlord and Landlord shall immediately be given a specific incident report; and (g) Tenant and its employees and agents shall at all times employ proper procedures, including, without limitation, the use of tags, signs or other appropriate written communication, to prevent accidental injury or illness to other tenants in the Building (including their employees, agents and invitees) resulting from Tenant’s collection, storage, decontamination and disposal of Hazardous Medical Waste and Infectious Waste. Tenant hereby

7.

covenants and agrees that at all times during the Term, Tenant and its employees and agents shall adhere to the terms and conditions of the Medical Waste Policy, and Tenant agrees to indemnify, defend and hold Landlord and the Landlord Related Parties harmless from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges or expenses, including without limitation, reasonable attorney’s fees, clean-up costs, fines or penalties arising out of or resulting from Tenant’s violation of any of the provisions of this Section III of Exhibit F.

IV.	Permitted Use/Restrictions.
A.	1.

Tenant shall use the Premises for the Permitted Use and for no other purpose. The Premises shall not be used as an emergency clinic or emergency medical facility, no patients shall be permitted to stay overnight in the Premises; and no patients shall be transported to the Premises on gurneys or transported to the Building in emergency vehicles. Further, in no event shall Tenant use or occupy the Premises in a manner that would be inconsistent with the character and dignity of the Building and Landlord may require Tenant to immediately cease any business, procedures, activities or other use which is causing (i) disturbance of, or interference with Landlords operation and management of the Building or the use and occupancy thereof by any tenant therein, or (ii) any public disputes, demonstrations or unflattering media attention involving the Building or any business conducted therein.

2.

Without limiting the scope of the foregoing sentence or the limitations imposed by the Permitted Use clause, Tenant shall not use or permit the Premises to be used for any purpose that would allow medical or medicinal odors or fumes to emanate from the Premises. In the event such odors or fumes do emanate from the Premises, Tenant, at its sole cost and expense, shall be responsible for taking whatever steps are necessary to either eliminate such odors or fumes or to keep such odors or fumes from emanating from the Premises, including, without limitation, the installation of direct ventilation to the outside of the Building in a manner approved by Landlord.

3.	In the event of a conflict between the rules and regulations for the Building and the specific terms and conditions of this Lease, the terms and conditions of this Lease shall control.
B.	1.

Tenant agrees to be solely responsible for the proper disposal of all medical, infectious and hazardous waste that is generated in the Tenant’s Premises, including but not limited to Hazardous Medical Waste and Infectious Waste, and to indemnify and hold Landlord and all Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including, without limitation, reasonable attorney’s fees) which may be imposed upon, incurred by, or asserted against Landlord in connection with the generation, existence and disposal of such medical, infectious and/or hazardous waste and the removal thereof from the Premises. Tenant agrees to comply with all laws, ordinances, orders, ruled and regulations

8.

of any governmental or regulatory agency with respect to the generation, existence, removal and disposal of any such medical, infectious and/or hazardous waste.

2.

Tenant agrees to contract with a licensed and insured medical waste disposal vendor acceptable to Landlord and to provide a copy of such contract to Landlord. If vendors are changed, Tenant agrees to notify Landlord of such change prior to the effective date thereof and to provide the appropriate documentation to Landlord. In no event shall any medical, infectious and/or hazardous waste be placed or stored outside of the Premises, it being agreed that all such materials shall be kept in the Premises until picked up by the approved medical waste disposal vendor. Any such medical, infectious and/or hazardous waste shall be removed from the Building by use of the freight elevators and in no event shall the passenger elevators be used for such purpose.

C.

Tenant, at Tenant’s sole cost and expense, shall obtain and maintain throughout the Term any licenses, permits or zoning approvals required by any governmental body for the conduct of Tenant’s business and medical practices within the Premises.

V.	Monument Sign.
A.

During the initial Term and any extension thereof and provided that Tenant leases and occupies at least 20,000 rentable square feet in the Building, and provided that Tenant installs its name on the Monument Sign (defined below) within 6 months following the Commencement Date, Tenant, at Tenant’s sole cost (subject to Tenant’s right to apply the Allowance thereto, as set forth in the Work Letter), but subject to governmental approval, shall have the right to place its name on the Building monument sign located as shown on Exhibit F-2 attached hereto (the “Monument Sign”). The design, size and color of the signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall be subject to the reasonable approval of Landlord and all applicable governmental authorities, and Landlord shall have the right to require that all names on the Monument Sign be of the same size and style. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord. The location of Tenant’s name on the Monument Sign shall be subject to Landlord’s reasonable approval. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance, and repair associated with the Monument Sign.

B.

Upon expiration or earlier termination of the Lease or Tenant’s right to possession of the Premises, or if Tenant leases and occupies less than 20,000 rentable square feet in the Building, Landlord, at Tenant’s cost, payable as Additional Rent within 30 days after written demand therefor, shall have the right to remove Tenant’s signage from the Monument Sign and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted.

9.

C.	The rights provided in this Section V of Exhibit F shall be non-transferable except pursuant to a Permitted Transfer or unless otherwise agreed by Landlord in writing.
VI.	USE OF GENERATOR AND TANK.
A.

Tenant, subject to the terms and conditions of this Section VI of Exhibit E, shall have the right, but only to the extent such right is available to Landlord to grant and without representation or warranty except as expressly provided below, to the exclusive right to use the existing supplemental generator (the “Generator”) and associated above ground fuel tank (the “Tank”) located outside the Building, as more particularly shown on Exhibit F-3 hereto, to provide backup additional electrical capacity to the Premises during the Term. Landlord represents that Landlord has not granted (other than to Prior Tenant), and covenants that Landlord will not during the Term grant, the right to use the Generator or Tank to any other tenant of the Building or Campus.

B.

Tenant acknowledges that the Generator and Tank were installed by a prior tenant (“Prior Tenant”) that filed bankruptcy, and that Landlord is in the process of trying to obtain title to the Generator and Tank from Prior Tenant and makes no representation or warranty to Tenant with respect to the current ownership of or title to the Generator or Tank. Landlord further makes no representation or warranty as to the fitness of the Generator or Tank for Tenant’s proposed use thereof, or the condition of the Generator and/or Tank or the compliance thereof with applicable Laws. Tenant acknowledges that Tenant shall use the Generator and/or Tank at Tenant’s sole risk and the Landlord shall have no liability to Tenant in connection therewith. TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT’S PROPERTY ARISING FROM OR RELATED TO TENANT’S USE OF THE GENERATOR AND/OR THE TANK OR EXERCISE OF ANY RIGHTS UNDER THIS SECTION VI OF EXHIBIT E, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD’S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT APPLY TO LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

C.

At any time during the Term of this Lease, if required by Law or otherwise reasonably required by Landlord, Tenant shall install a secondary containment system to protect against and contain any release of hazardous materials from the Generator and/or Tank prior to any further use thereof by Tenant. Tenant’s right to use the Generator and the Tank shall be subject to Landlord’s reasonable approval of the manner in which any new or additional cables are run to and from the Generator to the Premises and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generator, including, without limitation, any necessary 2 hour rated enclosures or sound installation, as reasonably required by Landlord. If Landlord or Tenant determines that the Generator or Tank installation by Prior Tenant was defective, prior to any use of the Generator and Tank, at Tenant’s sole option, Tenant shall cure the defects at Tenant’s sole cost. Tenant shall be solely responsible for obtaining and maintaining alt necessary governmental and regulatory approvals

10.

and for the cost of operating, maintaining the Generator and the Tank. Tenant shall not operate the Generator or the Tank until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the operation of the Generator and the Tank, if any. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention Laws pertaining to Tenant’s use of the Generator and Tank. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generator. and the Tank.

D.

Tenant shall be responsible for assuring that the maintenance and operation of the Generator and tee Tank shall in no way damage any portion of the Building or Property. To the maximum extent permitted by Law, the Generator and the Tank and all appurtenances thereto shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if the Generator, the Tank or any appurtenances are damaged for any reason. Tenant agrees to be responsible for any damage caused to the Building or Property in connection with the maintenance or operation of the Generator and, in accordance with the terms of Article XIV of the Lease, to indemnify, defend and hold Landlord and the Landlord Related Parties harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and attorneys’ fees (if and to the extent permitted by Law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties in connection with the maintenance or operation by Tenant or Tenant’s agents or contractors of the Generator and the Tank, including, without limitation, any environmental and hazardous materials claims. Landlord represents that Landlord has received no written notice of any existing releases of Hazardous Materials from the Generator or Fuel Tank. Tenant acknowledges that Tenant has had the opportunity to inspect the Generator and Tank and to perform any inspections desired by Tenant in connection therewith, and agrees to indemnify, defend and hold Landlord harmless with respect to any Hazardous Materials claims arising out of or related to releases of Hazardous Materials from or in connection with the Generator or Tank, regardless of whether such claims arose prior to or during the Term, but not to the extent such claims arise after the expiration or earlier termination of the Term unless actually caused by Tenant or Tenant’s agents or contractors. Tenant acknowledges that Landlord is relying on the foregoing indemnity in allowing Tenant the use of the Generator and Tank. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant covenants and agrees that the use of the Generator and the Tank and appurtenances shall not adversely affect the insurance coverage for the Building. If for any reason, the use of the Generator, the Tank and/or the appurtenances shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase.

E.

Tenant shall be responsible for the operation, cleanliness and maintenance of the Generator and the Tank and. the appurtenances thereto. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take the Generator and Tank “as is” in the condition in which the Generator and Tank are in as of the Commencement Date, without any obligation on the part of Landlord to prepare

11.

or construct the Generator or Tank for Tenant’s use. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Generator or Tank without Landlord’s prior written consent. Tenant agrees to maintain the Generator and the Tank in good condition and repair, so long as Tenant has the right to use the Generator and Tank pursuant to this Section VI of Exhibit E. Tenant shall not be required to remove the Generator or Tank upon expiration or earlier termination of the Lease, provided that the foregoing shall not limit Tenant’s responsibility to address Hazardous Materials in connection with the Generator or Tank as set forth elsewhere herein.

F.

Tenant, upon prior notice to Landlord and subject to the rules and regulations enacted by Landlord, shall have access to the Generator and the Tank and its surrounding area for the purpose of repairing, maintaining and using the Generator and the Tank.

G.	All electricity generated by the Generator may only be consumed by Tenant in the Premises.
H.	Landlord shall have no obligation to provide any services, including, without limitation, electric current or fuel, to the Generator or Tank.
I.	Tenant shall have no right to transfer or assign its right to use the Generator or Tank to any party (other than in connection with a Permitted Transfer of the Lease).
J.

Notwithstanding anything to the contrary contained herein, if at any time during the Term Landlord determines in its sole but bona fide business judgment, that the Generator, Tank and/or any appurtenances interfere with the operations of the Building or the operations of any of the occupants of the Building, then Tenant shall, upon notice from Landlord, cease any further operation of the Generator and Tank. From and after such notice by Landlord, Tenant shall have no further right to operate the Generator or Tank unless and until Tenant, at Tenant’s sole election, shall have redesigned and modified the Generator, Tank and/or installations in a manner approved by Landlord, provided however, that Landlord’s approval of such redesign and modification shall constitute the mere permission to operate the Generator and the Tank, which permission shall in no event be construed to abrogate or diminish Landlord’s rights or Tenant’s obligations under this Section VI of Exhibit E or the Lease.

VII.	USE OF DISH/ANTENNA.
A.

Tenant, subject to the terms and conditions of this Section VII of Exhibit E, shall have the right, but only to the extent such right is available to Landlord to grant and without representation or warranty except as expressly provided below, to the exclusive right to use the existing satellite dish(es)/antenna(e) (collectively the “Dish/Antenna”) located as of the date of the Lease on the roof of the Building, to provide communications services to the Premises during the Term. Landlord represents that Landlord has not granted (other than to Prior Tenant), and covenants that Landlord will not during the Term grant, the right to use the Dish/Antenna to any other tenant of the Building or Campus.

12.

B.

Tenant acknowledges that the Dish/Antenna was installed by Prior Tenant (as defined in Section VI above), and that Landlord is in the process of trying to obtain title to the Dish/Antenna from Prior Tenant and makes no representation or warranty to Tenant with respect to the current ownership of or title to the Dish/Antenna. Landlord further makes no representation or warranty as to the fitness of the Dish/Antenna for Tenant’s proposed use thereof, or the condition of the Dish/Antenna or the compliance thereof with applicable Laws. Tenant acknowledges that Tenant shall use the Dish/Antenna at Tenant’s sole risk and the Landlord shall have no liability to Tenant in connection therewith. TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANTS PROPERTY ARISING FROM OR RELATED TO TENANT’S USE OF THE DISH/ANTENNA OR EXERCISE OF ANY RIGHTS UNDER THIS SECTION VII OF EXHIBIT E, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD’S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION: PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT APPLY TO LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

C.

The location(s) of the Dish/Antenna on the roof is collectively referred to herein as the “Roof Space”. Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term, but taking into account Tenant’s use of the Dish/Antenna. Tenant’s right to use the Dish/Antenna shall be subject to the reasonable approval rights of Landlord with respect to the manner in which any new or additional cables are run to and from the Dish/Antenna. If Landlord or Tenant determines that the Dish/Antenna installation by Prior Tenant was defective, Tenant shall not use the Dish/Antenna unless and until Tenant, at Tenant’s option, has cured such defects at Tenant’s sole cost.

D.

Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of maintaining and repairing the Dish/Antenna and any appurtenances thereto, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord, at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

E.

It is further understood and agreed that the maintenance and operation of the Dish/Antenna is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

F.

Tenant agrees to use the Dish/Antenna only to the extent that the frequencies used will not cause unreasonable interference to Landlord or existing tenants of the Building. In the event the Dish/Antenna causes such interference, Tenant will

13.

change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to cease using the Dish/Antenna.

G.

Tenant shall, at its sole cost and expense, and at its sole risk, operate and maintain the Dish/Antenna in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

H.

In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for operation and repair of the Dish/Antenna and the appurtenances, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, upon written notice from Landlord Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor. In the event the Landlord contemplates roof repairs that could affect the Dish/Antenna, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least 30 days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

I.

Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the

14.

provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.
J.

Tenant acknowledges that Landlord may at some time establish a standard license agreement (the “License Agreement”) with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights of Tenant hereunder with respect to the Roof Space or impose any fee upon Tenant for the use of the Roof Space or Dish/Antenna.

K.

Tenant specifically acknowledges and agrees that the terms and conditions of Article XIV of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

L.

If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Article XIX of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna.

15.

EXHIBIT F-1

OFFERING SPACE

= Common Area
= Cardica Area
= Offering Space

SECOND FLOOR
PROPOSED DEMISING PLAN - OPTION TWO

900 SAGINAW DRIVE
REDWOOD CITY, CA

AP + I DESIGN, INC.
200 BLOSSOM LANE, MOUNTAIN VIEW, CA 94041 650.254.1444 FAX: 650.254.1411

JOB NO.:	03082
DATE:	04.17.03
SCALE:	N.T.S.

SP.2

P:\REGIONAL FILES\LEASING\PROPERTY\Seaport West\Leases\Cardica\Cardica - 5.doc
EOP #6713
April 18, 2003

1

1.

EXHIBIT F-2

LOCATION OF MONUMENT SIGN

LOCATION OF MONUMENT SIGN

1.

EXHIBIT F-3

LOCATION OF GENERATOR AND TANK

LOCATION OF GENERATOR AND TANK

1.

EXHIBIT G

PARKING AGREEMENT

This Exhibit (the “Parking Agreement”) is attached to and made a part of the Lease by and between CA-SEAPORT CENTRE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and CARDICA, INC., a Delaware corporation (“Tenant”) for space in the Building located at 900 Saginaw Drive, Redwood City, California.

1.

The capitalized terms used in this Parking Agreement shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Parking Agreement. In the event of any conflict between the Lease and this Parking Agreement, the latter shall control.

2.

Landlord hereby grants to Tenant and persons designated by Tenant a license to use 96 non-reserved parking spaces in the parking facility servicing the Building (“Parking Facility”). The term of such license shall commence on the Delivery Date under the Lease and shall continue until the earlier to occur of the Termination Date under the Lease, the sooner termination of the Lease, or Tenants abandonment of the Premises thereunder. During the term of the Lease and any extensions thereof, Tenant shall not be required to pay Landlord any monthly charges for use of the non-reserved parking spaces set forth above. Tenant may, from time to time request additional parking spaces, and if Landlord shall provide the same, such parking spaces shall be provided and used on a month-to-month basis, and otherwise on the foregoing terms and provisions, and at such prevailing monthly parking charges as shall be established from time to time.

3.

Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the Parking Facility. Landlord reserves the right to adopt, modify and enforce reasonable rules (“Rules”) governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. The Rules set forth herein are currently in effect. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

4.

Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Tenant acknowledges that Landlord has no liability for claims arising through acts or omissions of any independent operator of the Parking Facility. Landlord shall have no liability whatsoever for any damage to items located in the Parking Facility, nor for any personal injuries or death arising out of any matter relating to the Parking Facility, and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s employees look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents. Landlord reserves the right to assign specific parking spaces, and to reserve parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces may be relocated as reasonably determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder

1.

shall not park in any location designated for such assigned or reserved parking spaces. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control. In such event, Landlord shall refund any prepaid parking fee hereunder, prorated on a per diem basis.

5.

If Tenant shall default under this Parking Agreement, the operator shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such default, without liability therefor whatsoever. In addition, if Tenant shall default under this Parking Agreement, Landlord shall have the right to cancel this Parking Agreement on 30 days’ written notice, unless within such 30 day period, Tenant cures such default. If Tenant defaults with respect to the same term or condition under this Parking Agreement more than 3 times during any 12 month period, and Landlord notifies Tenant thereof promptly after each such default, the next default of such term or condition during the succeeding 12 month period, shall, at Landlord’s election, constitute an incurable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth). Any default by Tenant under the Lease shall be a default under this Parking Agreement.

RULES

(i)

Subject to the provisions set forth herein, Tenant shall have access to the Parking Facility on a 24 hour basis, 7 days a week. Notwithstanding the foregoing, Landlord reserves the right to reasonably establish and change Parking Facility hours from time to time. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of the operator, which shall not be unreasonably withheld, conditioned or delayed. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility, or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide the operator with prior notice thereof designating the license plate number and model of such automobile.

(ii)	Cars must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.
(iii)	All directional signs and arrows must be observed.
(iv)	The speed limit shall be 5 miles per hour.
(v)	Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.
(vi)	Parking is prohibited in all areas not expressly designated for parking, including without limitation:

2.

(a)	Areas not striped for parking
(b)	aisles
(c)	where “no parking” signs are posted
(d)	ramps
(e)	loading zones
(vii)

Parking stickers, key cards or any other devices or forms of identification or entry supplied by the operator shall remain the property of the operator. Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

(viii)

Monthly fees, if any, shall be payable in advance prior to the first day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily parking rate will be due. No deductions or allowances from the monthly rate will be made for days on which the Parking Facility is not used by Tenant or its designees.

(ix)	Parking Facility managers or attendants are not authorized to make or allow any exceptions to these Rules.
(x)	Every parker is required to park and lock his/her own car.
(xi)

Loss or theft of parking pass, identification, key cards or other such devices must be reported to Landlord and to the Parking Facility manager immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated. Lost or stolen passes and devices found by Tenant or its employees must be reported to the office of the Parking Facility immediately.

(xii)	Washing, waxing, cleaning or servicing of any vehicle by the customer and/or his agents is prohibited. Parking spaces may be used only for parking automobiles.
(xiii)	Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Rules.
6.

TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT’S PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT’S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT’S USE OF THE PARKING FACILITY OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD’S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION. THE LIMITATION ON LANDLORD’S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY HOWEVER TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

7.	Without limiting the provisions of Paragraph 6 above, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal

3.

injury or property damage occurring to Tenant arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence.

8.	The provisions of Article XXI of the Lease are hereby incorporated by reference as if fully recited.

Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Parking Facility and is fully aware of the legal consequences of agreeing to this instrument.

4.

EXHIBIT H

FORM OF LETTER OF CREDIT

[Name of Financial Institution]

Irrevocable Standby

Letter of Credit

No.

Issuance Date:

Expiration Date:

Applicant:	Cardica, Inc.

Beneficiary

CA-Seaport Centre Limited Partnership

c/o Equity Office Properties Trust

725 Saginaw Drive

Redwood City, California 94063

Ladies/Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of FIVE HUNDRED THOUSAND U.S. Dollars ($500,000.00) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.	An original of this Irrevocable Standby Letter of Credit.

2.           Beneficiary’s dated statement purportedly signed by an authorized signatory or agent reading: “This draw in the amount of                                         U.S. Dollars ($                 ) under your irrevocable Standby Letter of Credit No.                                   represents funds due and owing to us pursuant to the terms of that certain lease by and between CA-Seaport Centre Limited Partnership, a Delaware corporation, as landlord, and Cardica, Inc., a Delaware corporation, as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease.”

It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration dale set forth above and upon each anniversary of such date, unless at least 50 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an

1.

acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

All communications to us with respect to this irrevocable Standby Letter of Credit must be addressed to our office located at __________________________________________________________________

to the attention of ___________________________________.

Very truly yours,

[name]
[title]

2.

FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) is made and entered into as of the 21st day of January, 2004, by and between CA-SEAPORT CENTRE LIMITED PARTNERSHIP, a Delaware limit partnership (“Landlord”), and CARDICA, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain Office Lease Agreement dated April 25, 2004 (the “Original Lease” as amended hereby, the “Lease”). Pursuant to the Original Lease, Landlord has leased to Tenant space containing approximately 31,062 rentable square feet (the “Premises”) consisting of approximately 20,708 rentable square feet (the “Original First Floor Premises”) described as Suite No. 100 on the 1st floor and approximately 10,354 rentable square feet (the “Second Floor Premises”) described as Suite 200 on the 2nd floor, all in the building located at 900 Saginaw Drive in Redwood City, California (the “Building”) and on the terms and conditions more particularly set forth in the Lease.

B.

Landlord and Tenant desire to correct the description and square footage of the Original First Floor Premises as set forth in the Original Lease and to identify the approximately 1,448 rentable square feet of Common Areas (as defined in the Original Lease) on the 1st floor of the Building and more particularly shown on Exhibit A hereto (the “First Floor Common Area”), and to amend the Original Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.

Amendment. Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Original Lease shall be amended in accordance with the following terms and conditions:

A.	First Floor Premises and First Floor Common Area.
1.

Descriptions. Effective February 1, 2004 (the “Effective Date”), the Original First Floor Premises are hereby decreased from 20,708 rentable square feet to 19,260 rentable square feet by the elimination of the First Floor Common Area. As of the Effective Date, the First Floor Common Area shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to the First Floor Common Area, and the “First Floor Premises”, as defined in the Original Lease, shall be deemed to mean the Original First Floor Premises, less the First Floor Common Area. Notwithstanding anything in the Original Lease to the contrary, thereafter the First Floor Common Area shall be considered part of the Common Areas of the Building. Tenant shall fully comply with all obligations under the Lease respecting the First Floor Common Area up to the Effective Date.

2.	Common Area Work. Promptly following the date hereof, Landlord shall commence and thereafter diligently prosecute to completion the following

1.

improvements to the First Floor Common Area, at Landlord’s sole cost and expense and using Building standard methods, finishes and materials, and all as more particularly shown on Exhibit B hereto (collectively, the “Common Area Work”):

•

Demising the First Floor Common Area from the First Floor Premises (as reduced hereby) to create a common lobby area, provide common access to the elevator, and provide a rear exit corridor from the rear stairs;

•	Installing a card key access system to Tenant’s “medium conference room” adjacent to the elevator lobby; and
•	Moving the door to the small conference room designated as “Dir. Legal, VP Legal” to the other end of the room so that the entrance is within the First Floor Premises.

Landlord and Tenant shall continue to cooperate to allow Landlord to complete the Common Area Work as soon as practicable following the date of this Amendment. Landlord shall be responsible for performing the Common Area Work in compliance with applicable Laws.

3.

Base Rent. The Monthly Base Rent for the First Floor Premises set forth in Section I.E of the Original Lease shall be reduced from $23,814.20 to $22,149.00 for the 7th through the 24th month of the Term to reflect the reduced square footage of the First Floor Premises.

In addition, the Base Rent Table set forth in Section I.E of the Original Lease pertaining to Months 25 through 60 of the Term is hereby replaced with the following, to reflect the reduced square footage of the First Floor Premises:

Months of Term	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
Months 25 – 36	$15.00	$444,210.00	$37,017.50
Months 37 – 48	$15.60	$461,978.40	$38,498.20
Months 49 – 60	$16.20	$479,746.80	$39,978.90

4.

Pro Rata Share. Tenant’s Pro Rata Share for the 7th through 24th months of the Term, as set forth in Section l.F of the Lease, shall be reduced from 7.2053% to 6.7015%, and Tenant’s Pro Rata Share for the 25th month through the remainder of the Term, as set forth in Section I.F of the Lease, shall be reduced from 10.8080% to 10.3041%, to reflect the reduced square footage of the First Floor Premises. Tenant’s Pro Rata Share shall remain subject to adjustment in the event of Early Occupancy as set forth in Section I.F of the Original Lease, as modified by Paragraph I.6 below.

B.

Occupancy of Second Floor Premises. Section III.C of the Original Lease is hereby amended to provide that the following uses of the Second Floor Premises by Tenant shall not be deemed Early Occupancy (and accordingly shall not trigger an increase in Tenant’s Pro Rata Share as set forth in Section I.F of the Original Lease): general storage purposes, storage of fitness equipment and use

2.

thereof by Tenant’s employees, and occasional, intermittent, non-persistent uses such as the holding of all-hands meetings; provided that the general conducting of business from the Second Floor Premises shall be considered Early Occupancy.

C.

Second Floor Premises Security System. Subject to the terms of the Lease, including, without limitation Section IX.C thereof, Tenant may, at its own expense except as expressly provide in this Paragraph I.C, install its own security system on the second floor to control access to the Second Floor Premises (“Tenant’s Security System”); provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is compatible with the Building’s systems and equipment. Subject to the foregoing, and so long as Tenant is not in default under the Lease, Landlord shall reimburse Tenant for the actual, reasonable third-party costs incurred by Tenant to install Tenant’s Security System on the second floor, up to a maximum of $2,000.00, within 30 days of Landlord’s receipt of written request for reimbursement accompanied by final receipts documenting such costs. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal upon the expiration or earlier termination of the Term of Tenant’s Security System.

D.

Parking. Tenant shall be entitled to convert 2 of the 96 non-reserved parking spaces provided to Tenant in the Parking Agreement attached to the Original Lease into 2 reserved spaces near the shipping and receiving area of the Building at no charge through the initial Term or any extensions thereof. The remaining 94 spaces shall remain non-reserved.

II.	Miscellaneous.
A.

This Amendment and Exhibits A and B attached hereto set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

B.	Except as herein modified or amended, the provisions, conditions and terms of the Original Lease shall remain unchanged and in full force and effect.
C.	In the case of any inconsistency between the provisions of the Original Lease and this Amendment, the provisions of this Amendment shall govern and control.
D.

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

3.

E.

The capitalized terms used in this Amendment shall have the same definitions as set forth in the Original Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

F.

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Equity Office Properties Management Corp. (“EOPMC”) is an affiliate of Landlord and represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with this Amendment or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

G.	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
H.

Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

[SIGNATURES ARE ON FOLLOWING PAGE]

4.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CA-SEAPORT CENTRE LIMITED PARTNERSHIP, a Delaware limited partnership

By:        EOM GP, L.L.C., a Delaware limited liability company, its general partner

By:        Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

By:	/s/ Mark Geisreiter
Name:	Mark Geisreiter
Title:	Senior Vice President

TENANT:

CARDICA, INC., a Delaware corporation

By:	/s/ James R. Zuegel
Name:	James R. Zuegel
Title:	VP Operations

5.

EXHIBIT A

First Floor Common Area

A-1

EXHIBIT B-1

Depiction of First Floor Common Area Work

B-1